                                                                    EXHIBIT 10.6

                           LOAN AND SECURITY AGREEMENT

                                  BY AND AMONG

                          EQUINOX BUSINESS CREDIT CORP.

                                   AS BORROWER

                                       AND

                          FOOTHILL CAPITAL CORPORATION

                                    AS LENDER

                          DATED AS OF DECEMBER 19, 2001
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                                TABLE OF CONTENTS

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1.       DEFINITIONS AND CONSTRUCTION..........................................................................     1
         1.1      Definitions..................................................................................     1
         1.2      Accounting Terms.............................................................................    21
         1.3      Code.........................................................................................    22
         1.4      Construction.................................................................................    22
         1.5      Schedules and Exhibits.......................................................................    22

2.       LOAN AND TERMS OF PAYMENT.............................................................................    22
         2.1      Revolver Advances............................................................................    22
         2.2      Borrowing Procedures and Settlements.........................................................    23
         2.3      Payments.....................................................................................    23
         2.4      Overadvances.................................................................................    25
         2.5      Interest Rates:  Rates, Payments, and Calculations...........................................    25
         2.6      Cash Management..............................................................................    26
         2.7      Crediting Payments...........................................................................    27
         2.8      Designated Account...........................................................................    28
         2.9      Maintenance of Loan Account; Statements of Obligations.......................................    28
         2.10     Fees.........................................................................................    28
         2.11     Capital Requirements.........................................................................    29
         2.12     Letters of Credit............................................................................    30

3.       CONDITIONS; TERM OF AGREEMENT.........................................................................    32
         3.1      Conditions Precedent to the Initial Extension of Credit......................................    32
         3.2      Conditions Subsequent to the Initial Extension of Credit.....................................    34
         3.3      Conditions Precedent to all Extensions of Credit.............................................    35
         3.4      Term; Extension of Term......................................................................    35
         3.5      Effect of Termination........................................................................    35
         3.6      Early Termination by Borrower................................................................    36

4.       CREATION OF SECURITY INTEREST.........................................................................    36
         4.1      Grant of Security Interest...................................................................    36
         4.2      Negotiable Collateral........................................................................    37
         4.3      Collection of Accounts, General Intangibles, and Negotiable Collateral.......................    37
         4.4      Delivery of Additional Documentation Required................................................    37
         4.5      Power of Attorney............................................................................    38
         4.6      Right to Inspect.............................................................................    38
         4.7      Control Agreements...........................................................................    38
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                                TABLE OF CONTENTS

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5.       REPRESENTATIONS AND WARRANTIES........................................................................    39
         5.1      No Encumbrances..............................................................................    39
         5.2      Eligible Notes Receivable....................................................................    39
         5.3      Eligible Purchased Accounts..................................................................    39
         5.4      Equipment....................................................................................    40
         5.5      Location of Inventory and Equipment..........................................................    40
         5.6      Inventory Records............................................................................    40
         5.7      Location of Chief Executive Office; FEIN.....................................................    40
         5.8      Due Organization and Qualification; Subsidiaries.............................................    40
         5.9      Due Authorization; No Conflict...............................................................    40
         5.10     Litigation...................................................................................    42
         5.11     No Material Adverse Change...................................................................    42
         5.12     Fraudulent Transfer..........................................................................    42
         5.13     Employee Benefits............................................................................    42
         5.14     Environmental Condition......................................................................    42
         5.15     Brokerage Fees...............................................................................    43
         5.16     Intellectual Property........................................................................    43
         5.17     Leases.......................................................................................    43
         5.18     DDAs.........................................................................................    43
         5.19     Complete Disclosure..........................................................................    43
         5.20     Indebtedness.................................................................................    44
         5.21     ERISA........................................................................................    44

6.       AFFIRMATIVE COVENANTS.................................................................................    44
         6.1      Accounting System............................................................................    44
         6.2      Collateral Reporting.........................................................................    44
         6.3      Financial Statements, Reports, Certificates..................................................    46
         6.4      Relationship with Payees.....................................................................    48
         6.5      Title to Property............................................................................    48
         6.6      Maintenance of Properties....................................................................    48
         6.7      Taxes........................................................................................    49
         6.8      Insurance....................................................................................    49
         6.9      Location of Inventory and Equipment..........................................................    50
         6.10     Compliance with Laws.........................................................................    50
         6.11     Leases.......................................................................................    50
         6.12     Brokerage Commissions........................................................................    50
         6.13     Existence....................................................................................    51
         6.14     Environmental................................................................................    51
         6.15     Disclosure Updates...........................................................................    51
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                                TABLE OF CONTENTS

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         6.16     Collateral Access............................................................................    51
         6.17     Notice of Modification.......................................................................    51
         6.18     ERISA Compliance.............................................................................    52

7.       NEGATIVE COVENANTS....................................................................................    52
         7.1      Indebtedness.................................................................................    52
         7.2      Liens........................................................................................    53
         7.3      Restrictions on Fundamental Changes..........................................................    53
         7.4      Disposal of Assets...........................................................................    53
         7.5      Change Name..................................................................................    53
         7.6      Guarantee....................................................................................    53
         7.7      Nature of Business...........................................................................    53
         7.8      Prepayments and Amendments...................................................................    54
         7.9      Change of Control............................................................................    54
         7.10     Approved Forms; Required Procedures..........................................................    54
         7.11     Distributions................................................................................    54
         7.12     Accounting Methods...........................................................................    54
         7.13     Investments..................................................................................    54
         7.14     Transactions with Affiliates.................................................................    55
         7.15     Suspension...................................................................................    55
         7.16     Compensation.................................................................................    55
         7.17     Use of Proceeds..............................................................................    55
         7.18     Change in Location of Chief Executive Office; Inventory and Equipment with Bailees...........    55
         7.19     Securities Accounts..........................................................................    55
         7.20     Financial Covenants..........................................................................    56
         7.21     ERISA COMPLIANCE.............................................................................    56

8.       EVENTS OF DEFAULT.....................................................................................    57

9.       LENDER'S RIGHTS AND REMEDIES..........................................................................    58
         9.1      Rights and Remedies..........................................................................    58
         9.2      Remedies Cumulative..........................................................................    61

10.      TAXES AND EXPENSES....................................................................................    61

11.      WAIVERS; INDEMNIFICATION..............................................................................    61
         11.1     Demand; Protest..............................................................................    61
         11.2     Lender's Liability for Collateral............................................................    61
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         11.3     Indemnification..............................................................................    62

12.      NOTICES...............................................................................................    62

13.      CHOICE OF LAW AND VENUE; JURY TRIAL WAIVER............................................................    64

14.      ASSIGNMENTS AND PARTICIPATIONS; SUCCESSORS............................................................    65
         14.1     Assignments and Participations...............................................................    65
         14.2     Successors...................................................................................    67

15.      AMENDMENTS; WAIVERS...................................................................................    67
         15.1     Amendments and Waivers.......................................................................    67
         15.2     No Waivers; Cumulative Remedies..............................................................    67

16.      GENERAL PROVISIONS....................................................................................    67
         16.1     Effectiveness................................................................................    67
         16.2     Section Headings.............................................................................    67
         16.3     Interpretation...............................................................................    67
         16.4     Severability of Provisions...................................................................    68
         16.5     Withholding Taxes............................................................................    68
         16.6     Amendments in Writing........................................................................    68
         16.7     Counterparts; Telefacsimile Execution........................................................    68
         16.8     Revival and Reinstatement of Obligations.....................................................    69
         16.9     Integration..................................................................................    69

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                             EXHIBITS AND SCHEDULES

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Exhibit A-1                     Approved Forms
Exhibit B-1                     Form of Borrowing Base Certificate
Exhibit C-1                     Form of Compliance Certificate
Exhibit R-1                     Required Procedures

Schedule P-1                    Permitted Liens
Schedule 2.6(a)                 Cash Management Banks
Schedule 5.5                    Locations of Inventory and Equipment
Schedule 5.7                    Chief Executive Office; FEIN
Schedule 5.8(b)                 Capitalization of Borrower
Schedule 5.10                   Litigation
Schedule 5.14                   Environmental Matters
Schedule 5.16                   Intellectual Property
Schedule 5.18                   Demand Deposit Accounts
Schedule 5.20                   Permitted Indebtedness
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
                           LOAN AND SECURITY AGREEMENT

      THIS LOAN AND SECURITY AGREEMENT (this "Agreement"), is entered into as of December 19, 2001, between FOOTHILL CAPITAL CORPORATION, a California corporation ("Lender") and EQUINOX BUSINESS CREDIT CORP., a New Jersey corporation ("Borrower").

      The parties agree as follows:

1.    DEFINITIONS AND CONSTRUCTION.

      1.1 DEFINITIONS. As used in this Agreement, the following terms shall have the following definitions:

            "Account Debtor" means any Person who is or who may become, in the ordinary course of Borrower's business, obligated under, with respect to, or on account of, an Account, chattel paper, or a General Intangible.

            "Accounts" means all of Borrower's now owned or hereafter acquired right, title, and interest with respect to "accounts" (as that term is defined in the Code), and any and all supporting obligations in respect thereof.

            "Additional Documents" has the meaning set forth in Section 4.4.

            "Advances" has the meaning set forth in Section 2.1.

            "Adjusted Revolver Usage" means, as of any date of determination, the sum of (a) the then extant amount of outstanding Advances, plus (b) the then extant amount of the Letter of Credit Usage.

            "Affiliate" means, as applied to any Person, any other Person who controls, is controlled by, or is under common control with, such Person. For purposes of this definition, "control" means the possession, directly or indirectly, of the power to direct the management and policies of a Person, whether through the ownership of Capital Stock, by contract, or otherwise; provided, however, that, in any event unless Lender, in its sole and absolute discretion, provides its specific express written consent otherwise: (a) any Person which owns directly or indirectly ten percent (10.0%) or more of the securities having ordinary voting power for the election of directors or other members of the governing body of a Person or ten percent (10.0%) or more of the partnership or other ownership interests of a Person (other than as a limited partner of such Person) shall be deemed to control such Person, (b) each director (or comparable manager) of a Person shall be deemed to be an Affiliate of such Person, and (c) each partnership or joint venture in which a Person is a partner or joint venturer shall be deemed to be an Affiliate of such Person.

            "Agreement" has the meaning set forth in the preamble hereto.

            "Applicable Prepayment Premium" means, as of any date of determination, an amount equal to: (a) one percent (1.0%) multiplied by the number years remaining during the term of this Agreement (a part of a year shall be calculated as a full year) multiplied by (b) the Maximum Revolver Amount.

            "Application" means an application, in such form as Issuing Bank may specify from time to time, requesting Issuing Bank to open a letter of credit.

            "Approved Forms" means those loan agreements, purchase agreements, security agreements, promissory notes, participation agreements, repurchase agreements, and other documents approved by Lender and Lender's Counsel and attached hereto collectively as Exhibit A-1, used by Borrower in the conduct of its financing business.

            "Assignee" has the meaning set forth in Section 14.1(a).

            "Authorized Person" means any officer or other employee of Borrower.

            "Availability" means, as of any date of determination, the amount that Borrower is entitled to borrow as Advances under Section 2.1 (after giving effect to all then outstanding Obligations and all sublimits and reserves applicable hereunder), provided that if such date of determination is not a Business Day, such amount shall be calculated as of the close of business on the immediately preceding Business Day.

            "Bankruptcy Code" means the United States Bankruptcy Code, as in effect from time to time.

            "Base Rate" means the rate of interest announced within Wells Fargo at its principal office in San Francisco as its "prime rate", with the understanding that the "prime rate" is one of Wells Fargo's base rates (not necessarily the lowest of such rates) and serves as the basis upon which effective rates of interest are calculated for those loans making reference thereto and is evidenced by the recording thereof after its announcement in such internal publication or publications as Wells Fargo may designate.

            "Base Rate Loan" means each portion of an Advance that bears interest at a rate determined by reference to the Base Rate.

            "Base Rate Margin" means one and one-quarter (1.25) percentage point.

            "Benefit Plan" means a "defined benefit plan" (as defined in Section 3(35) of ERISA) for which Borrower or any Subsidiary or ERISA Affiliate of Borrower has been an "employer" (as defined in Section 3(5) of ERISA) within the past six years.

            "Board of Directors" means the board of directors (or comparable managers)

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of Borrower or any committee thereof duly authorized to act on behalf of the board.

            "Books" means Borrower's now owned or hereafter acquired books and records (including all of its Records indicating, summarizing, or evidencing its assets (including the Collateral) or liabilities, all of its Records relating to its business operations or financial condition, and all of its goods or General Intangibles related to such information).

            "Borrower" has the meaning set forth in the preamble to this Agreement.

            "Borrowing" means a borrowing hereunder of an Advance.

            "Borrowing Base" means the amount equal to (a) eighty-five percent (85.0%) (or such percentage as determined by Lender from time to time in Lender's Permitted Discretion) of the net amount advanced by Borrower on Eligible Purchased Accounts and Eligible Notes Receivable, minus (b) the reserves established by Lender in accordance with Section 2.1(b).

            "Borrowing Base Certificate" means a certificate in the form of Exhibit B-1.

            "Business Day" means any day that is not a Saturday, Sunday, or other day on which national banks are authorized or required to close.

            "Capital Lease" means a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP.

            "Capital Stock" means (i) with respect to any Person that is a corporation, any and all shares, interests, participations or other equivalents (however designated and whether or not voting) of corporate stock, and (ii) with respect to any Person that is not a corporation, any and all partnership or other equity interests of such Person.

            "Capitalized Lease Obligation" means any Indebtedness represented by obligations under a Capital Lease.

            "Cash Equivalents" means (a) marketable direct obligations issued or unconditionally guaranteed by the United States or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within 1 year from the date of acquisition thereof, (b) marketable direct obligations issued by any state of the United States or any political subdivision of any such state or any public instrumentality thereof maturing within 1 year from the date of acquisition thereof and, at the time of acquisition, having the highest rating obtainable from either S&P or Moody's,
(c) commercial paper maturing no more than 1 year from the date of acquisition thereof and, at the time of acquisition, having a rating of A-1 or P-1, or better, from S&P or Moody's, (d) certificates of deposit or bankers' acceptances maturing within 1 year from the date of acquisition thereof either (i) issued by any bank organized under the laws of the United States or any state thereof which bank has a rating of A or A2, or better, from S&P or Moody's, or
(ii) certificates of deposit less than or equal to $100,000 in the aggregate issued by any other bank insured by the Federal Deposit Insurance Corporation, and (e) money market funds or mutual funds that invest solely in obligations described in items (a) through (d) above.

            "Cash Management Bank" has the meaning set forth in Section 2.6(a).

            "Cash Management Account" has the meaning set forth in Section
2.6(a).

            "Cash Management Agreements" means those certain depository account agreements, in form and substance satisfactory to Lender, each of which is among Borrower, Lender, and one of the Cash Management Banks.

            "Change of Control" means, with respect to any Person on or after the Closing Date, that any change in the composition of such Person's owners of Capital Stock as of the Closing Date shall occur which would result in any stockholder or group acquiring forty-nine and nine/tenths percent (49.9%) or more of any class of Capital Stock of such Person, or that any Person (or group of Persons acting in concert) shall otherwise acquire, directly or indirectly (including through Affiliates), the power to elect a majority of the board of directors of such Person or otherwise direct the management or affairs of such Person by obtaining proxies, entering into voting agreements or trusts, acquiring securities, or otherwise.

            "Closing Date" means the date of the making of the initial Advance (or other extension of credit) hereunder.

            "Closing Date Business Plan" means the set of Projections of Borrower for the 3 year period following the Closing Date (on a year by year basis), in form and substance (including as to scope and underlying assumptions) satisfactory to Lender.

            "Code" means the California Uniform Commercial Code, as in effect from time to time.

            "Collateral" means all of Borrower's now owned or hereafter acquired right, title, and interest in and to each of the following:

            (a) Accounts,

            (b) Books,

            (c) Cash Equivalents,

            (d) Collections,

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            (e) Contracts,

            (f) Equipment,

            (g) General Intangibles,

            (h) Instruments,

            (i) Inventory,

            (j) Investment Property,

            (k) Negotiable Collateral,

            (l) Patents,

            (m) Patent Licenses,

            (n) Real Property (excluding Borrower's leasehold interests in real property for its offices),

            (o) Trade Secrets,

            (p) Trademarks,

            (q) Trademarks Licensing,

            (r) Copyrights,

            (s) Copyright Licenses,

            (t) all books and records pertaining to the Collateral,

            (u) money, cash or other assets of Borrower that now or hereafter come into the possession, custody, or control of Lender, and

            (v) the proceeds and products, whether tangible or intangible, of any of the foregoing, including proceeds of insurance covering any or all of the foregoing, and any and all Accounts, Books, Cash Equivalents, Collections, Contracts, Equipment, General Intangibles, Instruments, Inventory, Investment Property, Negotiable Collateral, Real Property, money, deposit accounts, or other tangible or intangible property resulting from the sale, exchange, collection, or other disposition of any of the foregoing, or any portion thereof or interest therein, and the proceeds thereof.

            "Collateral Access Agreement" means a landlord waiver, bailee letter, or acknowledgement agreement of any lessor, warehouseman, processor, consignee, or other Person in possession of, having a Lien upon, or having rights or interests in the Equipment or Inventory, in each case, in form and substance satisfactory to Lender.

            "Collateral Agency Agreement" has the meaning set forth in Section 4.2.

            "Collateral Agent" has the meaning set forth in Section 4.2.

            "Collections" means all cash, checks, notes, instruments, and other items of payment (including insurance proceeds, proceeds of cash sales, rental proceeds, and tax refunds) of Borrower.

            "Compliance Certificate" means a certificate substantially in the form of Exhibit C-1 delivered by the chief financial officer of Borrower to Lender.

            "Consolidated EBITDA" means, with respect to any fiscal period, Borrower's and its Subsidiaries' consolidated net earnings (or loss), minus any expense of Guarantor for which Borrower is liable which is not already reflected in such consolidated net earnings (or loss), plus interest expense, income taxes, depreciation and amortization, and other non-cash expenses for such period, as determined in accordance with GAAP.

            "Consolidated Net Interest Expense" means, with respect to any Person for any period, gross interest expense of such Person and its Subsidiaries for such period determined in conformity with GAAP (including, without limitation, interest expense paid to Affiliates of such Person), less
(i) the sum of (A) interest income for such period and (B) gains for such period on Hedging Agreements (to the extent not included in interest income above and to the extent not deducted in the calculation of such gross interest expense), plus (ii) the sum of (A) losses for such period on Hedging Agreements (to the extent not included in such gross interest expense) and (B) the upfront costs or fees for such period associated with Hedging Agreements (to the extent not included in gross interest expense), each determined on a consolidated basis and in accordance with GAAP for such Person and its Subsidiaries.

            "Continuing Director" means (a) any member of the Board of Directors who was a director (or comparable manager) of Borrower on the Closing Date, and
(b) any individual who becomes a member of the Board of Directors after the Closing Date if such individual was appointed or nominated for election to the Board of Directors by a majority of the Continuing Directors, but excluding any such individual originally proposed for election in opposition to the Board of Directors in office at the Closing Date in an actual or threatened election contest relating to the election of the directors (or comparable managers) of Borrower (as such terms are used in Rule 14a-11 under the Exchange Act) and whose initial assumption of office resulted from such contest or the settlement thereof.

            "Control Agreement" means a control agreement, in form and substance satisfactory to Lender, executed and delivered by Borrower, Lender, and the applicable securities intermediary with respect to a Securities Account or bank with respect to a deposit account.

            "Daily Balance" means, with respect to each day during the term of this Agreement, the amount of an Obligation owed at the end of such day.

            "DDA" means any checking or other demand deposit account maintained by Borrower.

            "Default" means an event, condition, or default that, with the giving of notice, the passage of time, or both, would be an Event of Default.

            "Designated Account" means account number 2000004677796 of Borrower maintained with Borrower's Designated Account Bank, or such other deposit account of Borrower (located within the United States) that has been designated as such, in writing, by Borrower to Lender.

            "Designated Account Bank" means First Union National Bank, 1123 Third Avenue, Spring Lake, New Jersey, 07762.

            "Disbursement Letter" means an instructional letter executed and delivered by Borrower to Lender regarding the extensions of credit to be made on the Closing Date, the form and substance of which is satisfactory to Lender.

            "Dollars" or "$" means United States dollars.

            "Due Diligence Letter" means the due diligence letter sent by Lender's counsel to Borrower, together with Borrower's completed responses to the inquiries set forth therein, the form and substance of such responses to be satisfactory to Lender.

            "Eligible Notes Receivable" means all Notes Receivables of the Borrower other than:

            (a) any Note Receivable or portion thereof which does not conform to the Required Procedures;

            (b) any sold participation (to the extent, if any, participations may be sold under the terms of this Agreement);

            (c) any portion of Borrower's advances to Payees that represent advance rates in excess of (i) eighty-five percent (85.0%) of eligible accounts receivable, (ii) fifty percent (50.0%) of eligible inventory at cost, (iii) the greater of eighty-five percent (85.0%) of the forced liquidation value, or sixty-five percent (65.0%) of the orderly liquidation value, of fixed assets, (iv) sixty-five percent (65.0%) of the fair market value of real property; provided, commencing one hundred eighty-one (181) days after the Closing Date, the total amount of Borrower's advances to Payees based upon fixed assets and real property shall not exceed twenty-five percent (25%) of Borrower's total advances to Payees, (v) one hundred percent (100%) (or such other percentage as determined by Lender from time to time in Lender's Permitted Discretion) of cash or certificates of deposit issued by financial institutions acceptable to Lender in its sole and absolute discretion, in which the Borrower has a first priority perfected security interest, and, (vi) ninety percent (90%) (or such percentage as determined by Lender from time to time in Lender's Permitted Discretion) of the face amount of marketable securities (the value of which shall be determined on a mark-to-market basis daily, using such reporting services, times of valuation and other criteria as Lender shall determine in its sole and absolute discretion) and letters of credit (which are issued by banks and on terms acceptable to Lender in its sole and absolute discretion) in which (including the proceeds thereof) the Borrower has a first priority perfected security interest;

            (d) any term promissory notes other than term promissory notes which are not payable in full within thirty-six (36) months;

            (e) any Note Receivable collateralized by purchase orders (except Eligible Purchase Order Collateral), pre-billed accounts receivable, progress billing accounts receivable or related party accounts receivable; and

            (f) any Note Receivable collateralized by medical or healthcare accounts receivable;

            (g) any portion of any funded loan from any Payee, or any group of Payees which are Affiliates, which exceeds $3,000,000.00;

            (h) commencing upon the earlier of (a) one hundred eighty (180) days after the Closing Date, and (b) the date on which the aggregate amount of Borrower's Notes Receivable equals $15,000,000.00, any Note Receivable, or group of Notes Receivable owed by Payees which are Affiliates, the aggregate principal balance of which exceed twenty percent (20.0%) of the aggregate principal balance of all Notes Receivable; Lender may, in its sole and absolute discretion, increase this ratio to thirty percent (30.0%);

            (i) any Note Receivable owed by any Payee organized or having its principal office outside the United States (including Puerto Rico) or Canada.

            Any Note Receivable with interest or principal payments more than thirty (30) days past due in accordance with the original terms of such Note Receivable will be subject to adjustment of advance rates and/or establishment of payment reserves. Lender agrees to review any Note Receivable after the obligor(s) thereunder file for bankruptcy to determine, in Lender's sole and absolute discretion, if the Note Receivable is adequately collateralized.

If a collateral shortfall is determined, by Lender in Lender's sole and absolute discretion, to exist, that portion of the loan would be considered ineligible. In addition, Lender retains the right to modify any standards of eligibility set forth in this definition of "Eligible Notes Receivable" and to establish reserves against valuation under the revolving loan provided for in Section 2.1.

            "Eligible Purchase Order Collateral" means Purchased Accounts and Notes Receivable secured by a first priority perfected security interest in purchase orders which are (i) for finished goods inventory or (ii) secured by a letter of credit, not to exceed an aggregate amount for all such Purchased Accounts and Notes Receivable of $100,000.00.

            "Eligible Purchased Accounts" means those Purchased Accounts purchased by Borrower in the ordinary course of its business in which Lender has been granted a first priority security interest and that comply with each of the representations and warranties respecting Eligible Purchased Accounts made by Borrower in the Loan Documents, and that are not excluded as ineligible by virtue of one or more of the criteria set forth below; provided, however, that such criteria may be fixed and revised from time to time by Lender in Lender's sole and absolute discretion to address the results of any audit performed by Lender from time to time after the Closing Date. In determining the amount to be included, Eligible Purchased Accounts shall be calculated net of unapplied cash remitted to Borrower. Eligible Purchased Accounts shall not include the following:

            (a) any Purchased Account which does not conform to the Required Procedures;

            (b) any portion of any Purchased Account which represents a contractual advance greater than eighty-five percent (85.0%) of such Purchased Account's net invoice amount;

            (c) any portion of any Purchased Account from a single Account Debtor which exceeds twenty percent (20.0%) of the total of all Purchased Accounts; Lender may, in its sole and absolute discretion, increase this ratio to thirty-five percent (35.0%);

            (d) any portion of any Purchased Account in excess of the advance percentage agreed upon between Borrower and Payee;

            (e) any Purchased Accounts owed by any Account Debtor, or any group of Account Debtors which are Affiliates, with an aggregate outstanding balance exceeding $350,000.00, unless otherwise consented to, in writing, by Lender in its sole and absolute discretion;

            (f) any Purchased Account generated by a single Payee which exceeds thirty-five percent (35%) of the total of all Purchased Accounts; Lender may, in its sole and absolute discretion, increase this ratio to fifty percent (50.0%);

            (g) any factored purchase orders (except Eligible Purchase Order Collateral), pre-billed accounts receivable, progress billing accounts receivable or related-party accounts receivable;

            (h) any Account which is unpaid ninety-one (91) or more days past its due date, or one hundred twenty-one (121) days past its invoice date. Lender may include, in its sole and absolute discretion, any Account which is more than one hundred twenty-one (121) days, but not more than one hundred eighty (180) days, past its invoice date.

            (i) all or any portion of any Purchased Accounts from an Account Debtor in bankruptcy, except as permitted by Lender, in its sole and absolute discretion;

            (j) any medical or healthcare Purchased Accounts;

            (k) any Purchased Accounts owed by any Account Debtor or sold by any Payee organized or having its principal office outside the United States or Canada; and

            (l) any Purchased Accounts of an Account Debtor, where more than fifty percent (50.0%) of the total of all Purchased Accounts of such Account Debtor fail to satisfy the criteria for Eligible Purchased Accounts.

            Lender retains the right to modify any standards of eligibility set forth in this definition of "Eligible Purchased Accounts" and to establish reserves against valuation under the revolving loan provided for in Section 2.1.

            "Environmental Actions" means any complaint, summons, citation, notice, directive, order, claim, litigation, investigation, judicial or administrative proceeding, judgment, letter, or other communication from any Governmental Authority, or any third party involving violations of Environmental Laws or releases of Hazardous Materials from (a) any assets, properties, or businesses of Borrower or any predecessor in interest, (b) from adjoining properties or businesses, or (c) from or onto any facilities which received Hazardous Materials generated by Borrower or any predecessor in interest.

            "Environmental Law" means any applicable federal, state, provincial, foreign or local statute, law, rule, regulation, ordinance, code, binding and enforceable guideline, binding and enforceable written policy, or rule of common law now or hereafter in effect and in each case as amended, or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment, to the extent binding on Borrower, relating to the environment, employee health and safety, or Hazardous Materials, including CERCLA; RCRA; the Federal Water Pollution Control Act, 33 USC Section 1251 et seq; the Toxic Substances Control Act, 15 USC, Section 2601 et seq; the Clean Air Act, 42 USC Section 7401 et seq.; the Safe Drinking Water Act, 42 USC.
Section 3803 et seq.; the Oil Pollution Act of 1990,

33 USC. Section 2701 et seq.; the Emergency Planning and the Community Right-to-Know Act of 1986, 42 USC. Section 11001 et seq.; the Hazardous Material Transportation Act, 49 USC Section 1801 et seq.; and the Occupational Safety and Health Act, 29 USC. Section 651 et seq. (to the extent it regulates occupational exposure to Hazardous Materials); any state and local or foreign counterparts or equivalents, in each case as amended from time to time.

            "Environmental Liabilities and Costs" means all liabilities, monetary obligations, Remedial Actions, losses, damages, punitive damages, consequential damages, treble damages, costs and expenses (including all reasonable fees, disbursements and expenses of counsel, experts, or consultants, and costs of investigation and feasibility studies), fines, penalties, sanctions, and interest incurred as a result of any claim or demand by any Governmental Authority or any third party, and which relate to any Environmental Action.

            "Environmental Lien" means any Lien in favor of any Governmental Authority for Environmental Liabilities and Costs.

            "Equipment" means all of Borrower's now owned or hereafter acquired right, title, and interest with respect to equipment, machinery, machine tools, motors, furniture, furnishings, fixtures, vehicles (including motor vehicles), tools, parts, goods (other than consumer goods, farm products, or Inventory), wherever located, including all attachments, accessories, accessions, replacements, substitutions, additions, and improvements to any of the foregoing.

            "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and any successor statute thereto.

            "ERISA Affiliate" means (a) any Person subject to ERISA whose employees are treated as employed by the same employer as the employees of Borrower under IRC Section 414(b), (b) any trade or business subject to ERISA whose employees are treated as employed by the same employer as the employees of Borrower under IRC Section 414(c), (c) solely for purposes of Section 302 of ERISA and Section 412 of the IRC, any organization subject to ERISA that is a member of an affiliated service group of which Borrower is a member under IRC
Section 414(m), or (d) solely for purposes of Section 302 of ERISA and Section 412 of the IRC, any Person subject to ERISA that is a party to an arrangement with Borrower and whose employees are aggregated with the employees of Borrower under IRC Section 414(o).

            "Event of Default" has the meaning set forth in Section 8.

            "Exchange Act" means the Securities Exchange Act of 1934, as in effect from time to time.

            "Fee Letter" means that certain fee letter, dated as of even date herewith, between Borrower and Lender.

            "FEIN" means Federal Employer Identification Number.

            "Financed Receivables" means all currently existing and hereafter arising accounts receivable, contract rights, general intangibles and all other forms of obligations providing security to Borrower for the lending of money to Payees, and any and all credit insurance, guaranties, or security therefor.

            "Financing Documents" means all loan agreements, purchase agreements, security agreements, promissory notes, participation agreements, repurchase agreements, or other documents, in each case which shall be in the form of an Approved Form, executed or delivered to Borrower by Payees or guarantors or creditors of such Payees in connection with the Notes Receivable, Purchased Accounts and Financed Receivables.

            "Funding Date" means the date on which a Borrowing occurs.

            "GAAP" means generally accepted accounting principles as in effect from time to time in the United States, consistently applied.

            "General Intangibles" means all of Borrower's now owned or hereafter acquired right, title, and interest with respect to general intangibles (including payment intangibles, contract rights, rights to payment, rights arising under common law, statutes, or regulations, choses or things in action, goodwill, patents, trade names, trademarks, servicemarks, copyrights, blueprints, drawings, purchase orders, customer lists, monies due or recoverable from pension funds, route lists, rights to payment and other rights under any royalty or licensing agreements, infringement claims, computer programs, information contained on computer disks or tapes, software, literature, reports, catalogs, money, deposit accounts, insurance premium rebates, tax refunds, and tax refund claims), and any and all supporting obligations in respect thereof, and any other personal property other than goods, Accounts, Investment Property, and Negotiable Collateral.

            "Governing Documents" means, with respect to any Person, the certificate or articles of incorporation, by-laws, or other organizational documents of such Person.

            "Governmental Authority" means any federal, state, local, or other governmental or administrative body, instrumentality, department, or agency or any court, tribunal, administrative hearing body, arbitration panel, commission, or other similar dispute-resolving panel or body.

            "Guarantor" means EquiFin, Inc., a Delaware corporation.

            "Guaranty" means that certain general continuing guaranty executed and delivered by Guarantor in favor of Lender, in form and substance satisfactory to Lender.

            "Hazardous Materials" means (a) substances that are defined or listed in, or otherwise classified pursuant to, any applicable laws or regulations as "hazardous substances," "hazardous materials," "hazardous wastes," "toxic substances," or any other formulation intended to define, list, or classify substances by reason of deleterious properties such as ignitability, corrosivity, reactivity, carcinogenicity, reproductive toxicity, or "EP toxicity", (b) oil, petroleum, or petroleum derived substances, natural gas, natural gas liquids, synthetic gas, drilling fluids, produced waters, and other wastes associated with the exploration, development, or production of crude oil, natural gas, or geothermal resources, (c) any flammable substances or explosives or any radioactive materials, and (d) asbestos in any form or electrical equipment that contains any oil or dielectric fluid containing levels of polychlorinated biphenyls in excess of 50 parts per million.

            "Hedging Agreement" means any interest rate, foreign currency, commodity or equity swap, collar, cap, floor or forward rate agreement, or other agreement or arrangement designed to protect against fluctuations in interest rates or currency, commodity or equity values (including, without limitation, any option with respect to any of the foregoing and any combination of the foregoing agreements or arrangements), and any confirmation executed in connection with any such agreement or arrangement.

            "Indebtedness" means (a) all obligations of Borrower for borrowed money, (b) all obligations of Borrower evidenced by bonds, debentures, notes, or other similar instruments and all reimbursement or other obligations of Borrower in respect of letters of credit, bankers acceptances, interest rate swaps, or other financial products, (c) all obligations of Borrower under Capital Leases,
(d) all obligations or liabilities of others secured by a Lien on any asset of Borrower, irrespective of whether such obligation or liability is assumed, (e) all obligations of Borrower for the deferred purchase price of assets (other than trade debt incurred in the ordinary course of Borrower's business and repayable in accordance with customary trade practices), and (f) any obligation of Borrower guaranteeing or intended to guarantee (whether directly or indirectly guaranteed, endorsed, co-made, discounted, or sold with recourse to Borrower) any obligation of any other Person.

            "Indemnified Liabilities" has the meaning set forth in Section 11.3.

            "Indemnified Person" has the meaning set forth in Section 11.3.

            "Insolvency Proceeding" means any proceeding commenced by or against any Person under any provision of the Bankruptcy Code or under any other state or federal bankruptcy or insolvency law, assignments for the benefit of creditors, formal or informal moratoria, compositions, extensions generally with creditors, or proceedings seeking reorganization, arrangement, or other similar relief.

            "Intangible Assets" means, with respect to any Person, that portion of the book value of all of such Person's assets that would be treated as intangibles under GAAP.

            "Interest Coverage Ratio" means, for any period, the ratio of (i) Consolidated EBITDA of the Borrower and its Subsidiaries for such period, to
(ii) Consolidated Net Interest Expense of the Borrower and its Subsidiaries, to the extent paid or required to be paid in cash, for such period. In determining the Interest Coverage Ratio for a particular period (A) pro forma effect will be given to: (1) the incurrence, repayment or retirement of any Indebtedness by the Borrower and its Subsidiaries since the first day of such period as if such Indebtedness was incurred, repaid or retired on the first day of such period and
(2) the acquisition (whether by purchase, merger or otherwise) or disposition (whether by sale, merger or otherwise) of any property or assets acquired or disposed of by any of the Borrower and its Subsidiaries since the first day of such period, as if such acquisition or disposition occurred on the first day of such period; (B) interest on Indebtedness bearing a floating interest rate will be computed as if the rate in effect on the date of computation had been the applicable rate for the entire period; (C) if such Indebtedness bears, at the option of the Borrower, a fixed or floating rate of interest, interest thereon will be computed by applying, at the option of the Borrower, either the fixed or floating rate; and (D) the amount of Indebtedness under a revolving credit facility will be computed based upon the average daily balance of such Indebtedness during such period.

            "Inventory" means all Borrower's now owned or hereafter acquired right, title, and interest with respect to inventory, including goods held for sale or lease or to be furnished under a contract of service, goods that are leased by Borrower as lessor, goods that are furnished by Borrower under a contract of service, and raw materials, work in process, or materials used or consumed in Borrower's business.

            "Investment" means, with respect to any Person, any investment by such Person in any other Person (including Affiliates) in the form of loans, guarantees, advances, or capital contributions (excluding (a) commission, travel, and similar advances to officers and employees of such Person made in the ordinary course of business, and (b) bona fide Accounts arising from the sale of goods or rendition of services in the ordinary course of business consistent with past practice), purchases or other acquisitions for consideration of Indebtedness or Capital Stock, and any other items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP.

            "Investment Property" means all of Borrower's now owned or hereafter acquired right, title, and interest with respect to "investment property" as that term is defined in the Code, and any and all supporting obligations in respect thereof.

            "IRC" means the Internal Revenue Code of 1986, as in effect from time to time.

            "Issuing Bank" means Wells Fargo. No other Issuing Bank shall be named except in Lender's sole and absolute discretion.

            "L/C" has the meaning set forth in Section 2.12(a).

            "L/C Disbursement" means a payment made by the Issuing Bank pursuant to a Letter of Credit.

            "Lender" has the meaning set forth in the preamble to this Agreement.

            "Lender's Account" means an account at a bank designated by Lender from time to time as the account into which Borrower shall make all payments to Lender under this Agreement and the other Loan Documents; unless and until Lender notifies Borrower to the contrary, Lender's Account shall be that certain deposit account bearing account number 323-266193 and maintained by Lender with JP Morgan Chase Bank, 4 New York Plaza, 15th Floor, New York, New York 10004, ABA Number 021000021.

            "Lender's Counsel" means Winstead Sechrest & Minick P.C. or any other counsel appointed by Lender.

            "Lender Expenses" means all (a) costs or expenses (including taxes, and insurance premiums) required to be paid by Borrower under any of the Loan Documents that are paid or incurred by Lender, (b) fees or charges paid or incurred by Lender in connection with Lender's transactions with Borrower, including, fees or charges for photocopying, notarization, couriers and messengers, telecommunication, public record searches (including tax lien, litigation, and UCC searches and including searches with the patent and trademark office, the copyright office, or the department of motor vehicles), filing, recording, publication, appraisal (including periodic Collateral appraisals or business valuations to the extent of the fees and charges contained in this Agreement), real estate surveys, real estate title policies and endorsements, and environmental audits, (c) costs and expenses incurred by Lender in the disbursement of funds to Borrower (by wire transfer or otherwise),
(d) charges paid or incurred by Lender resulting from the dishonor of checks,
(e) reasonable costs and expenses paid or incurred by Lender to correct any default or enforce any provision of the Loan Documents, or in gaining possession of, maintaining, handling, preserving, storing, shipping, selling, preparing for sale, or advertising to sell the Collateral, or any portion thereof, irrespective of whether a sale is consummated, (f) audit fees and expenses of Lender related to audit examinations of the Books to the extent of the fees and charges contained in this Agreement, (g) reasonable costs and expenses of third party claims or any other suit paid or incurred by Lender in enforcing or defending the Loan Documents or in connection with the transactions contemplated by the Loan Documents or Lender's relationship with Borrower or any guarantor of the Obligations, (h) Lender's reasonable fees and expenses (including attorneys'

fees) incurred in advising, structuring, drafting, reviewing, administering, or amending the Loan Documents, and (i) Lender's reasonable fees and expenses (including attorneys' fees) incurred in terminating, enforcing (including attorneys' fees and expenses incurred in connection with a "workout," a "restructuring," or an Insolvency Proceeding concerning Borrower or in exercising rights or remedies under the Loan Documents), or defending the Loan Documents, irrespective of whether suit is brought, or in taking any Remedial Action concerning the Collateral.

            "Lender's Liens" means the Liens granted by Borrower to Lender under this Agreement or the other Loan Documents.

            "Lender-Related Person" means Lender, Lender's Affiliates, and the officers, directors, employees, and agents of Lender.

            "Letter of Credit" means an L/C.

            "Letter of Credit Usage" means, as of any date of determination, the aggregate undrawn amount of all outstanding Letters of Credit.

            "Leverage Ratio" means the ratio of (i) all liabilities of Borrower, excluding Subordinated Debt, to (ii) Tangible Net Worth plus Subordinated Debt.

            "Lien" means any interest in an asset securing an obligation owed to, or a claim by, any Person other than the owner of the asset, whether such interest shall be based on the common law, statute, or contract, whether such interest shall be recorded or perfected, and whether such interest shall be contingent upon the occurrence of some future event or events or the existence of some future circumstance or circumstances, including the lien or security interest arising from a mortgage, deed of trust, encumbrance, pledge, hypothecation, assignment, deposit arrangement, security agreement, conditional sale or trust receipt, or from a lease, consignment, or bailment for security purposes and also including reservations, exceptions, encroachments, easements, rights-of-way, covenants, conditions, restrictions, leases, and other title exceptions and encumbrances affecting Real Property.

            "Loan Account" has the meaning set forth in Section 2.9.

            "Loan Documents" means this Agreement, the Applications, the Cash Management Agreements, the Control Agreements, the Disbursement Letter, the Due Diligence Letter, the Fee Letter, the Guarantees, the Lockbox Agreement, the Officers' Certificate, the Stock Pledge Agreements, the Servicing Agreement, any note or notes executed by Borrower in connection with this Agreement and payable to Lender, and any other agreement entered into, now or in the future, by Borrower and Lender in connection with this Agreement.

            "Lockbox Agreement" means a lockbox agreement, in form and substance reasonably satisfactory to Lender, regarding the collection and distribution of Collections received by Borrower from Payees to Lender's Account.

            "Material Adverse Change" means (a) a material adverse change in the business, prospects, operations, results of operations, assets, liabilities or condition (financial or otherwise) of Borrower, (b) a material impairment of Borrower's ability to perform its obligations under the Loan Documents to which it is a party or of Lender's ability to enforce the Obligations or realize upon the Collateral, or (c) a material impairment of the enforceability or priority of Lender's Liens with respect to the Collateral as a result of an action or failure to act on the part of Borrower.

            "Maturity Date" has the meaning set forth in Section 3.4.

            "Maximum Revolver Amount" means $20,000,000.00.

            "Negotiable Collateral" means all of Borrower's now owned and hereafter acquired right, title, and interest with respect to letters of credit, letter of credit rights, instruments, promissory notes, drafts, documents, and chattel paper (including electronic chattel paper and tangible chattel paper), and any and all supporting obligations in respect thereof.

            "New Funds" means that portion of the Subordinated Debt described as item 1 in Schedule 5.20 which represents money advanced by Guarantor to Borrower on or after the date of this Agreement.

            "New Funds Payment" means a payment, or payments, of interest on the New Funds. The New Funds Payment shall be subject to the following restrictions:
(i) the New Funds shall be in an amount of at least $700,000.00, and (ii) the New Funds Payment in any year shall never exceed ten percent (10.0%) of Borrower's after-tax profits.

            "Notes Receivable" means revolving credit loans and term loans to Payees evidenced by promissory notes which are secured by a first priority security interest in favor of Borrower and in which promissory notes Lender has been granted a first priority security interest.

            "Obligations" means all loans, Advances, L/C Disbursements, debts, principal, interest (including any interest that, but for the provisions of the Bankruptcy Code, would have accrued), premiums, liabilities (including all amounts charged to Borrower's Loan Account pursuant hereto), obligations, fees (including the fees provided for in the Fee Letter), charges, costs, Lender Expenses (including any fees or expenses that, but for the provisions of the Bankruptcy Code, would have accrued), lease payments, guaranties, covenants, and duties of any kind and description owing by Borrower to Lender pursuant to or evidenced by the Loan Documents and irrespective of whether for the payment of money, whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, and including all interest not paid when due and all Lender Expenses that Borrower is required to pay or reimburse by the Loan Documents, by law, or otherwise. Any reference in this Agreement or in the Loan Documents to the Obligations shall include all amendments, changes, extensions, modifications, renewals replacements, substitutions, and supplements, thereto and thereof, as applicable, both prior and subsequent to any Insolvency Proceeding.

            "Officers' Certificate" means the representations and warranties of officers of the Borrower on behalf of the Borrower in a form submitted by Lender to Borrower, together with Borrower's completed responses to the inquiries set forth therein, the form and substance of such responses to be satisfactory to Lender.

            "Overadvance" has the meaning set forth in Section 2.4.

            "Participant" has the meaning set forth in Section 14.1(d).

            "Payee" means any Person (i) who has sold and assigned or may hereafter sell and assign Purchased Accounts to Borrower or (ii) to whom Borrower has extended or may hereafter extend loans or other financial accommodations evidenced by Notes Receivable and secured by Financed Receivables or other satisfactory collateral in accordance with the Required Procedures.

            "Permitted Discretion" means a determination made in good faith and in the exercise of reasonable (from the perspective of a secured asset-based lender) business judgment.

            "Permitted Dispositions" means (a) loans by Borrower to borrowers in the ordinary course of Borrower's business, (b) the use or transfer of money or Cash Equivalents by Borrower in a manner that is not prohibited by the terms of this Agreement or the other Loan Documents, (c) the licensing by Borrower, on a non-exclusive basis, of patents, trademarks, copyrights, and other intellectual property rights in the ordinary course of Borrower's business, (d) the sale by Borrower of Equipment or other tangible assets which are obsolete or inoperable,
(e) the sale by Borrower, from time to time, of Notes Receivable and Purchased Accounts, provided the proceeds of such sales are promptly deposited in an account which is subject to a Control Agreement, and (f) the sale by Borrower, from time to time, of collateral pledged by Payees to secure Notes Receivable and Purchased Accounts to which collateral Borrower has acquired title through foreclosure or disposition in lieu of foreclosure, provided the proceeds of such sales are promptly deposited in an account which is subject to a Control Agreement.

            "Permitted Investments" means (a) investments in Cash Equivalents,
(b) investments in negotiable instruments for collection, and (c) advances made in connection with purchases of goods or services in the ordinary course of business.

            "Permitted Liens" means (a) Lender's Liens, (b) Liens for unpaid taxes that either (i) are not yet delinquent, or (ii) do not constitute an Event of Default hereunder and are the subject of Permitted Protests, (c) Liens set forth on Schedule P-1, (d) the interests of lessors under operating leases, (e) purchase money Liens or the interests of lessors under Capital Leases to the extent that such Liens or interests secure Permitted Purchase Money Indebtedness and so long as such Lien attaches only to the asset purchased or acquired and the proceeds thereof, (f) Liens arising by operation of law in favor of warehousemen, landlords, carriers, mechanics, materialmen, laborers, or suppliers, incurred in the ordinary course of business of Borrower and not in connection with the borrowing of money, and which Liens either (i) are for sums not yet delinquent, or (ii) are the subject of Permitted Protests, (g) Liens arising from deposits made in connection with obtaining worker's compensation or other unemployment insurance, (h) Liens or deposits to secure performance of bids, tenders, or leases incurred in the ordinary course of business of Borrower and not in connection with the borrowing of money, (i) Liens granted as security for surety or appeal bonds in connection with obtaining such bonds in the ordinary course of business of Borrower, (j) Liens resulting from any judgment or award that is not an Event of Default hereunder,
(k) with respect to any Real Property, easements, rights of way, and zoning restrictions that do not materially interfere with or impair the use or operation thereof by Borrower, and (l) Liens on depository and investment accounts in favor of the bank, securities intermediary or other Person maintaining such accounts, as to which accounts Lender has a valid, first priority Lien and such bank, securities intermediary or other Person has waived or subordinated any Lien in favor of Lender.

            "Permitted Protest" means the right of Borrower to protest any Lien (other than any such Lien that secures the Obligations), taxes (other than payroll taxes or taxes that are the subject of a United States federal tax lien), or rental payment, provided that (a) a reserve with respect to such obligation is established on the Books in such amount as is required under GAAP,
(b) any such protest is instituted promptly and prosecuted diligently by Borrower in good faith, and (c) Lender is satisfied that, while any such protest is pending, there will be no impairment of the enforceability, validity, or priority of any of the Lender's Liens.

            "Permitted Purchase Money Indebtedness" means, as of any date of determination, Purchase Money Indebtedness incurred after the Closing Date in an aggregate principal amount outstanding at any one time not in excess of $100,000.00.

            "Person" means natural persons, corporations, limited liability companies, limited partnerships, general partnerships, limited liability partnerships, joint ventures, trusts, land trusts, business trusts, or other organizations, irrespective of whether they are legal entities, and governments and agencies and political subdivisions thereof.

            "Personal Property Collateral" means all Collateral other than Real Property.

            "Projections" means Borrower's forecasted (a) balance sheets, (b) profit and loss statements, and (c) cash flow statements, all prepared on a basis consistent with Borrower's historical financial statements, if any, together with appropriate supporting details and a statement of underlying assumptions.

            "Purchase Money Indebtedness" means Indebtedness (other than the Obligations, but including Capitalized Lease Obligations), incurred at the time of, or within twenty (20) days after, the acquisition of any fixed assets for the purpose of financing all or any part of the acquisition cost thereof.

            "Purchased Accounts" means all currently existing and hereafter arising Accounts, contract rights, General Intangibles and all other forms of obligations owing to a Payee that Borrower has purchased, whether such purchase transaction is a true sale or a financing transaction, or in which Borrower has been granted a security interest, and any and all credit insurance, guaranties, or security therefor.

            "Real Property" means any estates or interests in real property now owned or hereafter acquired by Borrower and the improvements thereto.

            "Record" means information that is inscribed on a tangible medium or which is stored in an electronic or other medium and is retrievable in perceivable form.

            "Remedial Action" means all actions taken to (a) clean up, remove, remediate, contain, treat, monitor, assess, evaluate, or in any way address Hazardous Materials in the indoor or outdoor environment, (b) prevent or minimize a release or threatened release of Hazardous Materials so they do not migrate or endanger or threaten to endanger public health or welfare or the indoor or outdoor environment, (c) perform any pre-remedial studies, investigations, or post-remedial operation and maintenance activities, or (d) conduct any other actions authorized by 42 USC Section 9601.

            "Required Procedures" means those procedures, including underwriting standards, as set forth on Exhibit R-1 attached hereto, to be followed by Borrower when purchasing Purchased Accounts or financing Financed Receivables from Payees.

            "Revolver Usage" means, as of any date of determination, the sum of
(a) the then extant amount of outstanding Advances, plus (b) the then extant amount of the Letter of Credit Usage.

            "SEC" means the United States Securities and Exchange Commission and any successor thereto.

            "Securities Account" means a "securities account" as that term is defined in the Code.

            "Servicing Agreement" means that servicing agreement executed and delivered by Borrower and Lender, in form and substance satisfactory to Lender.

            "Solvent" means, with respect to any Person on a particular date, that such Person is not insolvent (as such term is defined in the Uniform Fraudulent Transfer Act).

            "Stock Pledge Agreement" means each of those stock pledge agreements, in form and substance satisfactory to Lender, executed and delivered by Guarantor to Lender with respect to the pledge of all of the Capital Stock of Borrower owned by Guarantor.

            "Subsidiary" of a Person means a corporation, partnership, limited liability company, or other entity in which that Person directly or indirectly owns or controls the shares of Capital Stock having ordinary voting power to elect a majority of the board of directors (or appoint other comparable managers) of such corporation, partnership, limited liability company, or other entity.

            "Subordinated Debt" means the Indebtedness of Borrower owing to other Persons which is subordinated in right of payment to payment of the Obligations and in priority of security to the Lender's Liens, upon terms and conditions and pursuant to documentation satisfactory to Lender, in its sole and absolute discretion.

            "Subordination Agreement" means that certain subordination agreement executed and delivered by Guarantor in favor of Lender, in form and substance satisfactory to Lender.

            "Tangible Net Worth" means, as of any date of determination, the result of (a) Borrower's total stockholder's equity, minus (b) the sum of (i) all Intangible Assets of Borrower, (ii) all of Borrower's prepaid expenses, and
(iii) all amounts due to Borrower from Affiliates.

            "Total Eligible Collateral" means Eligible Notes Receivable plus Eligible Purchased Accounts.

            "Taxes" has the meaning set forth in Section 16.5.

            "Validity Agreements" means those certain validity agreements executed and delivered by each Validity Officer.

            "Validity Officer" means Allen H. Vogel and Walter M. Craig, Jr. and, collectively, "Validity Officers".

            "Voidable Transfer" has the meaning set forth in Section 16.8.

            "Wells Fargo" means Wells Fargo Bank, National Association, a national banking association.

      1.2 ACCOUNTING TERMS. All accounting terms not specifically defined herein shall be construed in accordance with GAAP. When used herein, the term "financial statements" shall include the notes and schedules thereto. Whenever the term "Borrower" is used in respect of a financial covenant or a related definition, it shall be understood to mean Borrower and its Subsidiaries on a consolidated basis unless the context clearly requires otherwise.

      1.3 CODE. Any terms used in this Agreement that are defined in the Code shall be construed and defined as set forth in the Code unless otherwise defined herein.

      1.4 CONSTRUCTION. Unless the context of this Agreement or any other Loan Document clearly requires otherwise, references to the plural include the singular, references to the singular include the plural, the term "including" is not limiting, and the term "or" has, except where otherwise indicated, the inclusive meaning represented by the phrase "and/or." The words "hereof," "herein," "hereby," "hereunder," and similar terms in this Agreement or any other Loan Document refer to this Agreement or such other Loan Document, as the case may be, as a whole and not to any particular provision of this Agreement or such other Loan Document, as the case may be. Section, subsection, clause, schedule, and exhibit references herein are to this Agreement unless otherwise specified. Any reference in this Agreement or in the other Loan Documents to any agreement, instrument, or document shall include all alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions, joinders, and supplements, thereto and thereof, as applicable (subject to any restrictions on such alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions, joinders, and supplements set forth herein). Any reference herein to any Person shall be construed to include such Person's successors and assigns. Any requirement of a writing contained herein or in the other Loan Documents shall be satisfied by the transmission of a Record and any Record transmitted shall constitute a representation and warranty as to the accuracy and completeness of the information contained therein.

      1.5 SCHEDULES AND EXHIBITS. All of the schedules and exhibits attached to this Agreement shall be deemed incorporated herein by reference.

2.    LOAN AND TERMS OF PAYMENT.

      2.1 REVOLVER ADVANCES.

            (a) Subject to the terms and conditions of this Agreement, and during the term of this Agreement, Lender agrees to make advances ("Advances") to Borrower in an amount at any one time outstanding not to exceed an amount equal to the lesser of (i) the Maximum Revolver Amount less the Letter of Credit Usage, or (ii) the Borrowing Base less the Letter of Credit Usage.

            (b) Anything to the contrary in this Section 2.1 notwithstanding, Lender shall have the right to establish reserves in such amounts, and with respect to such matters, as Lender in its Permitted Discretion shall deem necessary or appropriate, against the

Borrowing Base, including reserves with respect to (i) sums that Borrower is required to pay (such as taxes, assessments, insurance premiums, or, in the case of leased assets, rents or other amounts payable under such leases) and has failed to pay under any Section of this Agreement or any other Loan Document, and (ii) amounts owing by Borrower to any Person to the extent secured by a Lien on, or trust over, any of the Collateral (other than any existing Permitted Lien set forth on Schedule P-1 which is specifically identified thereon as entitled to have priority over the Lender's Liens), which Lien or trust, in the Permitted Discretion of Lender likely would have a priority superior to the Lender's Liens (such as Liens or trusts in favor of landlords, warehousemen, carriers, mechanics, materialmen, laborers, or suppliers, or Liens or trusts for ad valorem, excise, sales, or other taxes where given priority under applicable law) in and to such item of the Collateral.

            (c) Lender shall have no obligation to make additional Advances hereunder to the extent such additional Advances would cause the outstanding Advances to exceed the Maximum Revolver Amount minus the Letter of Credit Usage.

            (d) Amounts borrowed pursuant to this Section may be repaid and, subject to the terms and conditions of this Agreement, reborrowed at any time during the term of this Agreement.

      2.2   BORROWING PROCEDURES AND SETTLEMENTS.

            (a) PROCEDURE FOR BORROWING. Each Borrowing shall be made by a request by an Authorized Person delivered to Lender (which notice must be received by Lender no later than 10:00 a.m. (California time) on the Business Day that is the requested Funding Date specifying (i) the amount of such Borrowing, and (ii) the requested Funding Date, which shall be a Business Day. At Lender's election, in lieu of delivering the above-described request in writing, any Authorized Person may give Lender telephonic notice of such request by the required time, with such telephonic notice to be confirmed in writing within 24 hours of the giving of such notice. For any request which includes initial funding to a new Payee, Borrower shall submit a copy of Borrower's credit committee approval for such Payee.

            (b) MAKING OF ADVANCES. If Lender has received a timely request for a Borrowing in accordance with the provisions hereof, and subject to the satisfaction of the applicable terms and conditions set forth herein, Lender shall make the proceeds of such Advance available to Borrower on the applicable Funding Date by transferring immediately available funds equal to such proceeds to Borrower's Designated Account.

      2.3   PAYMENTS.

            (a)   PAYMENTS BY BORROWER.

                  (i) Except as otherwise expressly provided herein, all
            payments by Borrower shall be made to Lender's Account and shall be made in immediately available funds, no later than 11:00 a.m. (California time) on the date specified herein. Any payment received by Lender later than 11:00 a.m. (California time) shall be deemed to have been received on the following Business Day and any applicable interest or fee shall continue to accrue until such following Business Day.

            (b)   APPLICATION AND REVERSAL OF PAYMENTS.

                  (i) Subject to Section 2.3(b)(ii), all payments shall be
            remitted to Lender and all such payments (other than payments received while no Default or Event of Default has occurred and is continuing and which relate to the payment of principal or interest of specific Obligations or which relate to the payment of specific fees), and all proceeds of Accounts or other Collateral received by Lender, shall be applied as follows:

                        (A) first, to pay any Lender Expenses then due to Lender
                  under the Loan Documents, until paid in full,

                        (B) second, to pay any fees then due to Lender under the
                  Loan Documents until paid in full,

                        (C) third, ratably to pay interest due in respect of the
                  Advances until paid in full,

                        (D) fourth, to pay the principal of all Advances until
                  paid in full,

                        (E) fifth, to pay any other Obligations until paid in
                  full,

                        (F) sixth, if any Event of Default has occurred, to
                  Lender, for the benefit of Issuing Bank, as cash collateral in an amount up to one hundred five percent (105.00%) of the then extant Letter of Credit Usage until paid in full, and

                        (G) sixth, to Borrower (to be wired to the Designated
                  Account) or such other Person entitled thereto under applicable law.

                  (ii) In each instance, so long as no Default or Event of
            Default has occurred and is continuing, Section 2.3(b)(i) shall not be deemed to apply to any payment by Borrower specified by Borrower to be for the payment of specific Obligations then due and payable (or prepayable) under any provision of this Agreement.

                  (iii) For purposes of the foregoing, "paid in full" means
            payment of
            all amounts owing under the Loan Documents according to the terms thereof, including loan fees, service fees, professional fees, interest (and specifically including interest accrued after the commencement of any Insolvency Proceeding), default interest, interest on interest, and expense reimbursements, whether or not the same would be or is allowed or disallowed in whole or in part in any Insolvency Proceeding.

                  (iv) In the event of a direct conflict between the priority provisions of this Section 2.3 and other provisions contained in any other Loan Document, it is the intention of the parties hereto that such priority provisions in such documents shall be read together and construed, to the fullest extent possible, to be in concert with each other. In the event of any actual, irreconcilable conflict that cannot be resolved as aforesaid, the terms and provisions of this
            Section 2.3 shall control and govern.

      2.4 OVERADVANCES. If, at any time or for any reason, the amount of Obligations owed by Borrower to Lender pursuant to Section 2.1 is greater than either the Dollar or percentage limitations set forth in Section 2.1, (an "Overadvance"), Borrower immediately shall pay to Lender, in cash, the amount of such excess, which amount shall be used by Lender to reduce the Obligations in accordance with the priorities set forth in Section 2.3(b). In addition, Borrower hereby promises to pay the Obligations (including principal, interest, fees, costs, and expenses) in Dollars in full to Lender as and when due and payable under the terms of this Agreement and the other Loan Documents.

      2.5 INTEREST RATES: RATES, PAYMENTS, AND CALCULATIONS.

            (a) INTEREST RATES. Except as provided in clause (b) below, all Obligations that have been charged to the Loan Account pursuant to the terms hereof shall bear interest on the Daily Balance thereof at a per annum rate equal to the Base Rate plus the Base Rate Margin.

            (b) DEFAULT RATE. Upon the occurrence of an Event of Default, all Obligations that have been charged to the Loan Account pursuant to the terms hereof shall bear interest on the Daily Balance thereof at a per annum rate equal to four (4.00) percentage points above the per annum rate otherwise applicable hereunder.

            (c) PAYMENT. Interest and all other fees payable hereunder shall be due and payable, in arrears, on the first day of each month at any time that Obligations or any obligation to extend credit hereunder are outstanding. Borrower hereby authorizes Lender, from time to time without prior notice to Borrower, to charge such interest and fees, all Lender Expenses (as and when incurred), the fees and costs provided for in Section 2.10 (as and when accrued or incurred), and all other payments as and when due and payable under any Loan Document to Borrower's Loan Account, which amounts thereafter constitute

Advances hereunder and shall accrue interest at the rate then applicable to Advances hereunder. Any interest not paid when due shall be compounded by being charged to Borrower's Loan Account and shall thereafter constitute Advances hereunder and shall accrue interest at the rate then applicable to Advances.

            (d) COMPUTATION. All interest and fees chargeable under the Loan Documents shall be computed on the basis of a 360-day year for the actual number of days elapsed. In the event the Base Rate is changed from time to time hereafter, the rates of interest hereunder based upon the Base Rate automatically and immediately shall be increased or decreased by an amount equal to such change in the Base Rate.

            (e) INTENT TO LIMIT CHARGES TO MAXIMUM LAWFUL RATE. In no event shall the interest rate or rates payable under this Agreement, plus any other amounts paid in connection herewith, exceed the highest rate permissible under any law that a court of competent jurisdiction shall, in a final determination, deem applicable. Borrower and Lender, in executing and delivering this Agreement, intend legally to agree upon the rate or rates of interest and manner of payment stated within it; provided, however, that, anything contained herein to the contrary notwithstanding, if said rate or rates of interest or manner of payment exceeds the maximum allowable under applicable law, then, ipso facto, as of the date of this Agreement, Borrower is and shall be liable only for the payment of such maximum as allowed by law, and payment received from Borrower in excess of such legal maximum, whenever received, shall be applied to reduce the principal balance of the Obligations to the extent of such excess.

      2.6   CASH MANAGEMENT.

            (a) Borrower shall (i) establish and maintain cash management services of a type and on terms satisfactory to Lender at one or more of the banks set forth on Schedule 2.6(a) (each, a "Cash Management Bank"), and shall request in writing and otherwise take such reasonable steps to ensure that all of its Account Debtors forward payment of the amounts owed by them directly to the post office box set forth on Schedule 2.6(a) attached hereto, and (ii) deposit or cause to be deposited promptly, and in any event no later than the first Business Day after the date of receipt thereof, all Collections into a bank account in Lender's name (a "Cash Management Account") at one of the Cash Management Banks.

            (b) Each Cash Management Bank shall establish and maintain Cash Management Agreements with Lender and Borrower, in form and substance acceptable to Lender. Each such Cash Management Agreement shall provide, among other things, that (i) all items of payment deposited in such Cash Management Account and proceeds thereof are held by such Cash Management Bank as agent or bailee-in-possession for Lender, (ii) the Cash Management Bank has no rights of setoff or recoupment or any other claim against the applicable Cash Management Account other than for payment of its service fees and other charges directly related to the administration of such Cash Management Account and for returned checks or other items of payment, and (iii) it immediately will forward by daily sweep all amounts in the applicable Cash Management Account to Lender's Account.

            (c) So long as no Default or Event of Default has occurred and is continuing, Borrower may amend Schedule 2.6(a) to add or replace a Cash Management Bank or Cash Management Account; provided, however, that (i) such prospective Cash Management Bank shall be satisfactory to Lender and Lender shall have consented in writing in advance to the opening of such Cash Management Account with the prospective Cash Management Bank, and (ii) prior to the time of the opening of such Cash Management Account, Borrower and such prospective Cash Management Bank shall have executed and delivered to Lender a Cash Management Agreement. Borrower shall close any of its Cash Management Accounts (and establish replacement cash management accounts in accordance with the foregoing sentence) promptly and in any event within thirty (30) days of notice from Lender that the creditworthiness of any Cash Management Bank is no longer acceptable in Lender's reasonable judgment, or as promptly as practicable and in any event within sixty (60) days of notice from Lender that the operating performance, funds transfer, or availability procedures or performance of the Cash Management Bank with respect to Cash Management Accounts or Lender's liability under any Cash Management Agreement with such Cash Management Bank is no longer acceptable in Lender's reasonable judgment.

            (d) The Cash Management Accounts shall be cash collateral accounts, with all cash, checks and similar items of payment in such accounts securing payment of the Obligations, and in which Borrower is hereby deemed to have granted a Lien to Lender.

            (e) Borrower shall establish and maintain a payroll account, which shall be separate from all other bank accounts of Borrower, which shall be the source of payment for all payroll and like compensation to Borrower's employees, from which Borrower shall pay all federal, state and municipal taxes and impositions due in respect of wages.

      2.7 CREDITING PAYMENTS. The receipt of any payment item by Lender (whether from transfers to Lender by the Cash Management Banks pursuant to the Cash Management Agreements or otherwise) shall not be considered a payment on account unless such payment item is a wire transfer of immediately available federal funds made to Lender's Account or unless and until such payment item is honored when presented for payment. Should any payment item not be honored when presented for payment, then Borrower shall be deemed not to have made such payment and interest shall be calculated accordingly. Anything to the contrary contained herein notwithstanding, any payment item shall be deemed received by Lender only if it is received into Lender's Account on a Business Day on or before 11:00 a.m. (California time). If any payment item is received into Lender's Account on a non-Business Day or after 11:00 a.m. (California time) on a Business Day, it shall be deemed to have been received by Lender as of the opening of business on the immediately following

Business Day.

      2.8 DESIGNATED ACCOUNT. Lender is authorized to make the Advances under this Agreement based upon telephonic or other instructions received from anyone purporting to be an Authorized Person, or without instructions if pursuant to
Section 2.5(c). Borrower agrees to establish and maintain the Designated Account with the Designated Account Bank for the purpose of receiving the proceeds of the Advances requested by Borrower and made by Lender hereunder. Unless otherwise agreed by Lender and Borrower, any Advance requested by Borrower and made by Lender hereunder shall be made to the Designated Account.

      2.9 MAINTENANCE OF LOAN ACCOUNT; STATEMENTS OF OBLIGATIONS. Lender shall maintain an account on its books in the name of Borrower (the "Loan Account") on which Borrower will be charged with all Advances made by Lender to Borrower or for Borrower's account, and with all other payment Obligations hereunder or under the other Loan Documents, including, accrued interest, fees and expenses, and Lender Expenses. In accordance with Section 2.7, the Loan Account will be credited with all payments received by Lender from Borrower or for Borrower's account, including all amounts received in the Lender's Account from any Cash Management Bank. Lender shall render statements regarding the Loan Account to Borrower, including principal, interest, fees, and including an itemization of all charges and expenses constituting Lender Expenses owing, and such statements shall be conclusively presumed to be correct and accurate and constitute an account stated between Borrower and Lender unless, within thirty (30) days after receipt thereof by Borrower, Borrower shall deliver to Lender written objection thereto describing the error or errors contained in any such statements.

      2.10 FEES. Borrower shall pay to Lender the following fees and charges, which fees and charges shall be non-refundable when paid (irrespective of whether this Agreement is terminated thereafter):

            (a) CLOSING FEE. A closing fee in the amount of $200,000.00 earned at the Closing Date and payable in twelve (12) equal monthly installments of $16,666.66 each on the first Business Day of each month;

            (b) LOAN ADMINISTRATION FEE. A loan administration fee in the amount of $2,000.00 per month, due and payable on the first Business Day of each month;

            (c) UNUSED LINE FEE. An unused line fee in an amount equal to one-quarter of one percent (0.25%) per annum times the result of (a) the Maximum Revolver Amount, less (b) the sum of the average Daily Balance of Advances that were outstanding during the immediately preceding payment period, plus (c) the sum of the average Daily Balance of Letter of Credit Usage outstanding during the immediately preceding payment period. During the first twelve (12) months of the loan, such fee shall be paid semi-annually, in arrears, six (6) months after the Closing Date and one (1) year after the Closing Date; thereafter, such fee shall be paid monthly, in arrears, on the first Business Day of each month;

            (d) FEE LETTER FEES. As and when due and payable under the terms of the Fee Letter, Borrower shall pay to Lender the fees set forth in the Fee Letter;

            (e) AUDIT, APPRAISAL, AND VALUATION CHARGES. Audit, appraisal, and valuation fees and charges as follows (i) a fee of $850.00 per day, per auditor, plus out-of-pocket expenses for each financial audit of Borrower performed by personnel employed by Lender, and (ii) the actual charges and expenses paid or incurred by Lender, or any third Persons engaged by Lender, to perform financial audits of Borrower, to appraise the Collateral, or any portion thereof, or to assess Borrower's business valuation. Notwithstanding the foregoing and in the event no Default or Event of Default has occurred or is continuing, Borrower shall not be required to pay audit fees and charges for audits in excess of four
(4) times per calendar year during the term of this Agreement; and

            (f) LETTER OF CREDIT FEES. Contemporaneously with the issuance of any Letter of Credit, Borrower shall pay to Lender for the account of Issuing Bank a fee equal to (i) 1.825% per annum, times (b) each year, or part of a year, for the term of such Letter of Credit, times (c) the face amount of such Letter of Credit. In addition to the foregoing fees and commissions, Borrower shall pay or reimburse Issuing Bank for such normal and customary costs and expenses as are incurred or charged by Issuing Bank in issuing, effecting payment under or otherwise administering any Letter of Credit.

      2.11 CAPITAL REQUIREMENTS. If, after the date hereof, Lender determines that (i) the adoption of or change in any law, rule, regulation or guideline regarding capital requirements for banks or bank holding companies, or any change in the interpretation or application thereof by any Governmental Authority charged with the administration thereof, or (ii) compliance by Lender or its parent bank holding company with any guideline, request, or directive of any such entity regarding capital adequacy (whether or not having the force of law), will have the effect of reducing the return on Lender's or such holding company's capital as a consequence of Lender's obligations hereunder to a level below that which Lender or such holding company could have achieved but for such adoption, change, or compliance (taking into consideration Lender's or such holding company's then existing policies with respect to capital adequacy and assuming the full utilization of such entity's capital) by any amount deemed by Lender to be material, then Lender may notify Borrower thereof. Following receipt of such notice, Borrower agrees to pay Lender on demand the amount of such reduction of return of capital as and when such reduction is determined, payable within ninety (90) days after presentation by Lender of a statement in the amount and setting forth in reasonable detail Lender's calculation thereof and the assumptions upon which such calculation was based (which statement shall be deemed true and correct absent manifest error). In determining such amount, Lender may use any reasonable averaging and attribution methods.

      2.12 LETTERS OF CREDIT.

            (a) Subject to the terms and conditions of this Agreement, the Lender agrees to cause Issuing Bank to issue letters of credit for the account of Borrower or a Payee (each, an "L/C") with respect to letters of credit issued by Issuing Bank for the account of Borrower. To request the issuance of an L/C (or the amendment, renewal, or extension of an outstanding L/C), Borrower shall hand deliver or telecopy (or transmit by electronic communication, if arrangements for doing so have been approved by the Issuing Bank) to the Issuing Bank and Lender (reasonably in advance of the requested date of issuance, amendment, renewal, or extension) a notice requesting the issuance of an L/C, or identifying the L/C to be amended, renewed, or extended, the date of issuance, amendment, renewal, or extension, the date on which such L/C is to expire, the amount of such L/C, the name and address of the beneficiary thereof, and such other information as shall be necessary to prepare, amend, renew, or extend such L/C. The Issuing Bank shall have no obligation to issue a Letter of Credit if any of the following would result after giving effect to the requested Letter of
Credit:

                  (i) the Letter of Credit Usage would exceed the Borrowing Base less the then extant amount of outstanding Advances, or

                  (ii) the Letter of Credit Usage would exceed the Maximum
            Revolver Amount less the then extant amount of outstanding Advances.

            Each Letter of Credit shall have an expiry date no later than thirty
(30) days prior to the Maturity Date and all such Letters of Credit shall be in form and substance acceptable to the Issuing Bank (in the exercise of its sole and absolute discretion), including the requirement that the amounts payable thereunder must be payable in Dollars. If Issuing Bank is obligated to advance funds under a Letter of Credit, Borrower immediately shall reimburse such L/C Disbursement to Issuing Bank by paying to Lender an amount equal to such L/C Disbursement not later than 11:00 a.m., California time, on the date that such L/C Disbursement is made, if Borrower shall have received written or telephonic notice of such L/C Disbursement prior to 10:00 a.m., California time, on such date, or, if such notice has not been received by Borrower prior to such time on such date, then not later than 11:00 a.m., California time, on (i) the Business Day that Borrower receives such notice, if such notice is received prior to 10:00 a.m., California time, on the date of receipt, and, in the absence of such reimbursement, the L/C Disbursement immediately and automatically shall be deemed to be an Advance hereunder and, thereafter, shall bear interest at the rate then applicable to Advances. To the extent an L/C Disbursement shall be deemed to be an Advance hereunder, Borrower's obligation to reimburse such L/C Disbursement shall be discharged and replaced by the resulting Advance. Promptly following receipt by Lender of any payment from Borrower pursuant to this paragraph, Lender shall distribute such payment to the Issuing Bank or, to the extent that Lender has made payments pursuant to
Section 2.12(c) to reimburse the Issuing Bank, then to Lender and the Issuing Bank as their interest may appear.

            (b) [Intentionally deleted.].

            (c) Borrower hereby agrees to indemnify, save, defend, and hold Lender and Issuing Bank harmless from any loss, cost, expense, or liability, and reasonable attorneys fees incurred by Lender or Issuing Bank arising out of or in connection with any Letter of Credit; provided, however, that Borrower shall not be obligated hereunder to indemnify Issuing Bank for any loss, cost, expense, or liability that is caused by the gross negligence or willful misconduct of the Issuing Bank. Borrower agrees to be bound by Issuing Bank's regulations and interpretations of any L/C issued by Issuing Bank to or for Borrower's account, even though this interpretation may be different from Borrower's own, and Borrower understands and agrees that Lender shall not be liable for any error, negligence, or mistake, whether of omission or commission, in following Borrower's instructions or those contained in the Letter of Credit or any modifications, amendments, or supplements thereto.

            (d) [Intentionally deleted.].

            (e) [Intentionally deleted].

            (f) If by reason of (i) any change in any applicable law, treaty, rule, or regulation or any change in the interpretation or application thereof by any Governmental Authority, or (ii) compliance by Issuing Bank or Lender with any direction, request, or requirement (irrespective of whether having the force of law) of any Governmental Authority or monetary authority including, Regulation D of the Federal Reserve Board as from time to time in effect (and any successor thereto):

                  (i) any reserve, deposit, or similar requirement is or shall be imposed or modified in respect of any Letter of Credit issued hereunder, or

                  (ii) there shall be imposed on Issuing Bank or Lender any
            other condition regarding any Letter of Credit issued pursuant hereto;

and the result of the foregoing is to increase, directly or indirectly, the cost to Issuing Bank or Lender of issuing, making, guaranteeing, or maintaining any Letter of Credit or to reduce the amount receivable in respect thereof by Lender, then, and in any such case, Lender may, at any time within a reasonable period after the additional cost is incurred or the amount received is reduced, notify Borrower, and Borrower shall pay on demand such amounts as Lender may specify to be necessary to compensate Lender for such additional cost or reduced receipt, together with interest on such amount from the date of such demand until payment in full thereof at the rate then applicable hereunder. The determination by Lender of any amount due pursuant to this Section, as set forth in a certificate setting forth the calculation thereof in reasonable detail, shall, in the absence of manifest or demonstrable error, be final and conclusive and binding on all of the parties hereto.

            (g) [Intentionally deleted.].

3.    CONDITIONS; TERM OF AGREEMENT.

      3.1 CONDITIONS PRECEDENT TO THE INITIAL EXTENSION OF CREDIT. The obligation of Lender to make the initial Advance (or otherwise to extend any credit provided for hereunder), is subject to the fulfillment, to the satisfaction of Lender, of each of the conditions precedent set forth below:

            (a) the Closing Date shall occur on or before December 19, 2001;

            (b) Lender shall have received all financing statements required by Lender, duly executed by Borrower, and Lender shall have received searches reflecting the filing of all such financing statements, showing the Lender's Liens in a first priority position;

            (c) Lender shall have received each of the following documents, in form and substance satisfactory to Lender, duly executed, and each such document shall be in full force and effect:

                  (i) the Lockbox Agreement,

                  (ii) the Control Agreements,

                  (iii) the Disbursement Letter,

                  (iv) the Due Diligence Letter,

                  (v) the Fee Letter,

                  (vi) the Guaranty,

                  (vii) the Validity Agreements,

                  (viii) the Cash Management Agreements,

                  (ix) the Servicing Agreement,

                  (x) the Officers' Certificate,

                  (xi) the Stock Pledge Agreements, covering one hundred percent
            (100%) of the Capital Stock of Borrower owned by Guarantor, together with all certificates representing the shares of Capital Stock pledged thereunder, as well as stock powers with respect thereto endorsed in blank,

                  (xii) the Collateral Agency Agreement,

                  (xiii) the Subordination Agreements, and

                  (xiv) the Approved Forms.

            (d) Lender shall have received a certificate from the Secretary of Borrower attesting to the resolutions of Borrower's Board of Directors authorizing its execution, delivery, and performance of this Agreement and the other Loan Documents to which Borrower is a party and authorizing specific officers of Borrower to execute the same;

            (e) Lender shall have received copies of Borrower's Governing Documents, as amended, modified, or supplemented to the Closing Date, certified by the Secretary of Borrower;

            (f) Lender shall have received a certificate of status with respect to Borrower, dated within ten (10) days of the Closing Date, such certificate to be issued by the appropriate officer of the jurisdiction of organization of Borrower, which certificate shall indicate that Borrower is in good standing in such jurisdiction;

            (g) Lender shall have received certificates of status with respect to Borrower, each dated within thirty (30) days of the Closing Date, such certificates to be issued by the appropriate officer of the jurisdictions (other than the jurisdiction of organization of Borrower) in which its failure to be duly qualified or licensed would constitute a Material Adverse Change, which certificates shall indicate that Borrower is in good standing in such jurisdictions;

            (h) Lender shall have received a certificate of insurance, together with the endorsements thereto, as are required by Section 6.8, the form and substance of which shall be satisfactory to Lender;

            (i) Lender shall have received an opinion of Borrower's counsel in form and substance satisfactory to Lender;

            (j) Lender shall have received satisfactory evidence (including a certificate of the chief financial officer of Borrower) that all tax returns required to be filed by Borrower have been timely filed and all taxes upon Borrower or its properties, assets, income, and franchises (including Real Property taxes and payroll taxes) have been paid prior to delinquency, except such taxes that are the subject of a Permitted Protest;

            (k) Lender shall have completed its business, legal, and collateral due diligence, including a collateral audit and review of Borrower's books and records and verification of Borrower's representations and warranties to Lender, the results of which shall be satisfactory to Lender;

            (l) Lender shall have received completed reference checks with respect to Borrower's senior management, the results of which are satisfactory to Lender in its sole and absolute discretion;

            (m) Lender shall have received Borrower's Closing Date Business
Plan;

            (n) Borrower shall pay all Lender Expenses incurred in connection with the transactions evidenced by this Agreement;

            (o) Borrower shall have received all licenses, approvals or evidence of other actions required by any Governmental Authority in connection with the execution and delivery by Borrower of this Agreement or any other Loan Document or with the consummation of the transactions contemplated hereby and thereby;

            (p) Lender shall have received evidence satisfactory to it that Borrower has received and retained capital contributions of at least $3,000,000.00 on or prior to the Closing Date;

            (q) After giving effect to the Advances to be made on the Closing Date, Availability shall be at least $750,000.00;

            (r) Borrower shall have submitted proposed Approved Forms and Required Procedures to Lender, which shall have been approved by Lender and Lender's Counsel in their sole and absolute discretion;

            (s) all other documents and legal matters in connection with the transactions contemplated by this Agreement shall have been delivered, executed, or recorded and shall be in form and substance satisfactory to Lender.

      3.2 CONDITIONS SUBSEQUENT TO THE INITIAL EXTENSION OF CREDIT. The obligation of Lender to continue to make Advances (or otherwise extend credit hereunder) is subject to the fulfillment, on or before the date applicable thereto, of each of the following conditions subsequent (the failure by Borrower to so perform or cause to be performed constituting an Event of Default):

            (a) Borrower shall deliver to Lender, within thirty (30) days of the Closing Date, certified copies of the policies of insurance, together with the endorsements thereto, as are required by Section 6.8(a), the form and substance of which shall be satisfactory to Lender and its counsel.

            (b) Borrower shall deliver to Lender a certificate of insurance, together with the endorsements thereto, relating to coverages for larceny, embezzlement and criminal misappropriation, as are required by Section 6.8, the form and substance of which shall be satisfactory to Lender;

            (c) Borrower shall use its best efforts to deliver to Lender, within ninety (90) days following the Closing Date and subject to the cost limitations set forth in Section 6.8(d), certified copies of the policies of insurance, together with the endorsements thereto, as are required by Section 6.8(d), the form and substance of which shall be satisfactory to Lender and its counsel.

      3.3 CONDITIONS PRECEDENT TO ALL EXTENSIONS OF CREDIT. The obligation of Lender to make all Advances (or to extend any other credit hereunder) shall be subject to the following conditions precedent:

            (a) the representations and warranties contained in this Agreement and the other Loan Documents shall be true and correct in all material respects on and as of the date of such extension of credit, as though made on and as of such date (except to the extent that such representations and warranties relate solely to an earlier date),

            (b) no Default or Event of Default shall have occurred and be continuing on the date of such extension of credit, nor shall either result from the making thereof,

            (c) no injunction, writ, restraining order, or other order of any nature prohibiting, directly or indirectly, the extending of such credit shall have been issued and remain in force by any Governmental Authority against Borrower, Lender, or any of their Affiliates,

            (d) no Material Adverse Change shall have occurred.

      3.4 TERM; EXTENSION OF TERM. This Agreement shall become effective upon the execution and delivery hereof by Borrower and Lender and shall continue in full force and effect for a term ending on December 19, 2004 (the "Maturity Date"). The foregoing notwithstanding, Lender shall have the right to terminate its obligations under this Agreement immediately and without notice upon the occurrence of an Event of Default which Lender, in its sole and absolute discretion, deems material.

      3.5 EFFECT OF TERMINATION. On the date of termination of this Agreement, all Obligations immediately shall become due and payable without notice or demand. No termination of this Agreement, however, shall relieve or discharge Borrower of its duties, Obligations, or covenants hereunder and the Lender's Liens in the Collateral shall remain in effect until all Obligations have been fully and finally discharged and Lender's obligations to provide additional credit hereunder have been terminated. When this Agreement has been terminated and all of the Obligations have been fully and finally discharged and Lender's obligations to provide additional credit under the Loan Documents have been terminated irrevocably, Lender will, at Borrower's sole expense, execute and deliver any UCC termination statements, lien releases, mortgage releases, re-assignments of trademarks, discharges of security interests, and other similar discharge or release documents (and, if applicable, in recordable form) as are reasonably necessary to release, as of record, the Lender's Liens and all notices of security interests and liens previously filed by Lender with respect to the Obligations.

      3.6 EARLY TERMINATION BY BORROWER. Borrower has the option, at any time upon ninety (90) days prior written notice to Lender, to terminate this Agreement by paying to Lender, in cash, the Obligations (including either (i) providing cash collateral to be held by Lender for the benefit of Issuing Bank in an amount equal to one hundred five percent (105.00%) of the then extant Letter of Credit Usage, or (ii) causing the original Letters of Credit to be returned to Issuing Bank) in full, together with the Applicable Prepayment Premium. If Borrower has sent a notice of termination pursuant to the provisions of this Section, then Lender's obligations to extend credit hereunder shall terminate and Borrower shall be obligated to repay the Obligations (including either (i) providing cash collateral to be held by Lender for the benefit of Issuing Bank in an amount equal to one hundred five percent (105.00%) of the then extant Letter of Credit Usage, or (ii) causing the original Letters of Credit to be returned to Issuing Bank), in full, together with the Applicable Prepayment Premium, on the date set forth as the date of termination of this Agreement in such notice. In the event of the termination of this Agreement and repayment of the Obligations at any time prior to the Maturity Date, for any other reason, including (a) termination upon the election of Lender to terminate after the occurrence of an Event of Default, (b) foreclosure and sale of Collateral, (c) sale of the Collateral in any Insolvency Proceeding, or (d) restructure, reorganization, or compromise of the Obligations by the confirmation of a plan of reorganization or any other plan of compromise, restructure, or arrangement in any Insolvency Proceeding, then, in view of the impracticability and extreme difficulty of ascertaining the actual amount of damages to Lender or profits lost by Lender as a result of such early termination, and by mutual agreement of the parties as to a reasonable estimation and calculation of the lost profits or damages of Lender, Borrower shall pay the Applicable Prepayment Premium to Lender, measured as of the date of such termination.

4.    CREATION OF SECURITY INTEREST.

      4.1 GRANT OF SECURITY INTEREST. Borrower hereby grants to Lender a continuing security interest in all of its right, title, and interest in all currently existing and hereafter acquired or arising Collateral in order to secure prompt repayment of any and all of the Obligations in accordance with the terms and conditions of the Loan Documents and in order to secure prompt performance by Borrower of each of its covenants and duties under the Loan Documents. The Lender's Liens in and to the Collateral shall attach to all Collateral without further act on the part of Lender or Borrower. Anything contained in this Agreement or any other Loan Document to the contrary notwithstanding, except for Permitted Dispositions and expenditures of cash for operating, capital, office, accounting, legal and similar expenses in the ordinary course of Borrower's business, Borrower has no authority, express or implied, to dispose of any item or portion of the Collateral.

      4.2 NEGOTIABLE COLLATERAL. In the event that any Collateral, including proceeds, is evidenced by or consists of Negotiable Collateral, and if and to the extent that perfection or priority of Lender's security interest is dependent on or enhanced by possession, Borrower, immediately upon the request of Lender, shall endorse and deliver physical possession of such Negotiable Collateral to Lender; provided, however, Borrower may deliver Negotiable Collateral to a third party custodian (the "Collateral Agent") acceptable to Lender in Lender's sole and absolute discretion pursuant to a Collateral Agency Agreement in form and substance acceptable to Lender in Lender's sole and absolute discretion.

      4.3 COLLECTION OF ACCOUNTS, GENERAL INTANGIBLES, AND NEGOTIABLE COLLATERAL. At any time after the occurrence of an Event of Default, Lender or Lender's designee may (a) notify Account Debtors of Borrower that the Accounts, chattel paper, or General Intangibles have been assigned to Lender or that Lender has a security interest therein, or (b) collect the Accounts, chattel paper, or General Intangibles directly and charge the collection costs and expenses to the Loan Account. Borrower agrees that it will hold in trust for Lender, as Lender's trustee, any Collections that it receives and immediately will deliver said Collections to Lender or a Cash Management Bank in their original form as received by Borrower.

      4.4 DELIVERY OF ADDITIONAL DOCUMENTATION REQUIRED. At any time upon the request of Lender, Borrower shall execute and deliver to Lender, any and all financing statements, original financing statements in lieu of continuation statements, fixture filings, security agreements, pledges, assignments, mortgages, deeds of trust, endorsements of certificates of title, and all other documents (the "Additional Documents") that Lender may request in its Permitted Discretion, in form and substance satisfactory to Lender, to perfect and continue perfected or better perfect the Lender's Liens in the Collateral (whether now owned or hereafter arising or acquired), to create and perfect Liens in favor of Lender in any Real Property, and in order to fully consummate all of the transactions contemplated hereby and under the other Loan Documents. To the maximum extent permitted by applicable law, Borrower authorizes Lender to execute any such Additional Documents in Borrower's name and authorizes Lender to file such executed Additional Documents in any appropriate filing office. In addition, on such periodic basis as Lender shall require, Borrower shall (a) provide Lender with a report of all new patentable, copyrightable, or trademarkable materials acquired or generated by Borrower during the prior period, (b) cause all patents, copyrights, and trademarks acquired or generated by Borrower that are not already the subject of a registration with the appropriate filing office (or an application therefor diligently prosecuted) to be registered with such appropriate filing office in a manner sufficient to impart constructive notice of Borrower's ownership thereof, and (c) cause to be prepared, executed, and delivered to Lender supplemental schedules to the applicable Loan Documents to identify such patents, copyrights, and trademarks as being subject to the security interests created thereunder.

      4.5 POWER OF ATTORNEY. Borrower hereby irrevocably makes, constitutes, and appoints Lender (and any of Lender's officers, employees, or agents designated by Lender) as Borrower's true and lawful attorney, with power to (a) if Borrower refuses to, or fails timely to execute and deliver any of the documents described in Section 4.4, sign the name of Borrower on any of the documents described in Section 4.4, (b) at any time that an Event of Default has occurred and is continuing, sign Borrower's name on any invoice or bill of lading relating to the Collateral, drafts against Account Debtors, or notices to Account Debtors, (c) send requests for verification of Accounts, (d) endorse Borrower's name on any Collection item that may come into Lender's possession,
(e) at any time that an Event of Default has occurred and is continuing, make, settle, and adjust all claims under Borrower's policies of insurance and make all determinations and decisions with respect to such policies of insurance, (f) at any time that an Event of Default has occurred and is continuing, take control, in any manner, of any item of payment or proceeds relating to any Collateral, (g) at any time that an Event of Default has occurred and is continuing, prepare, file, and sign Borrower's name to a proof of claim in bankruptcy or similar document against any Account Debtor or Payee, or to any notice of lien, assignment, or satisfaction of lien or similar document in connection with any of the Collateral, (h) at any time that an Event of Default has occurred and is continuing, receive, open and dispose of all mail addressed to Borrower, and notify postal authorities to change the address for delivery thereof to such address as Lender may designate, (i) at any time that an Event of Default has occurred and is continuing, use the information recorded on or contained in any data processing equipment, computer hardware, and software relating to the Collateral, (j) at any time that an Event of Default has occurred and is continuing, settle and adjust disputes and claims respecting the Accounts, chattel paper, or General Intangibles directly with Account Debtors, for amounts and upon terms that Lender determines to be reasonable, and Lender may cause to be executed and delivered any documents and releases that Lender determines to be necessary, and (k) do all other acts and things necessary, in Lender's determination, to fulfill Borrower's obligations under this Agreement. The appointment of Lender as Borrower's attorney, and each and every one of its rights and powers, being coupled with an interest, is irrevocable until all of the Obligations have been fully and finally repaid and performed and Lender's obligations to extend credit hereunder are terminated.

      4.6 RIGHT TO INSPECT. Lender and its officers, employees, or agents shall have the right, from time to time hereafter to inspect the Books and to check, test, and appraise the Collateral in order to verify Borrower's financial condition or the amount, quality, value, condition of, or any other matter relating to, the Collateral.

      4.7 CONTROL AGREEMENTS. Borrower agrees that it will not transfer assets out of any Securities Accounts other than as permitted under Section 7.19 and, if to another securities intermediary, unless each of Borrower, Lender, and the substitute securities intermediary have entered into a Control Agreement. No arrangement contemplated hereby or by any Control Agreement in respect of any Securities Accounts or other Investment Property shall be modified by Borrower without the prior written consent of Lender. Upon the occurrence and during the continuance of a Default or Event of Default, Lender may notify any securities intermediary to liquidate the applicable Securities Account or any related Investment Property maintained or held thereby and remit the proceeds thereof to the Lender's Account.

5.    REPRESENTATIONS AND WARRANTIES.

      In order to induce Lender to enter into this Agreement, Borrower makes the following representations and warranties to Lender which shall be true, correct, and complete, in all material respects, as of the date hereof, and shall be true, correct, and complete, in all material respects, as of the Closing Date, and at and as of the date of the making of each Advance (or other extension of credit) made thereafter, as though made on and as of the date of such Advance (or other extension of credit) (except to the extent that such representations and warranties relate solely to an earlier date) and such representations and warranties shall survive the execution and delivery of this Agreement:

      5.1 NO ENCUMBRANCES. Borrower has good and indefeasible title to the Collateral, free and clear of Liens except for Permitted Liens.

      5.2 ELIGIBLE NOTES RECEIVABLE. The Eligible Notes Receivable are bona fide existing obligations created by the lending of money in the ordinary course of Borrower's business, unconditionally owed to Borrower without defenses, disputes, offsets, counterclaims, or rights of return or cancellation and secured by bona fide Financed Receivables or other satisfactory collateral in accordance with the Required Procedures. Borrower has not received notice of actual or imminent bankruptcy, insolvency, or material impairment of the financial condition of any Payee regarding any Eligible Note Receivable. Borrower has not received notice of any actual or threatened litigation regarding the validity or enforceability of any Eligible Note Receivable, Financed Receivable or any lien on other collateral securing any Eligible Note Receivable. Each Eligible Note Receivable strictly complies with the representations and warranties respecting Financed Receivables made by the applicable Payee to Borrower. With regard to each Eligible Note Receivable, Borrower has duly filed financing statements against the applicable Payee in all applicable jurisdictions, and upon the occurrence of an Event of Default, such financing statements shall be promptly assigned to Lender, for the benefit of Lender.

      5.3 ELIGIBLE PURCHASED ACCOUNTS. The Eligible Purchased Accounts are bona fide existing obligations created by the sale or rental, and delivery of goods or the rendition of services in the ordinary course of the applicable Payee's business, unconditionally owed to the applicable Payee without defenses, disputes, offsets, counterclaims, or rights of return or cancellation. The property giving rise to the Eligible Purchased Accounts has been delivered by the applicable Payee. Borrower has not received notice of actual or imminent bankruptcy, insolvency, or material impairment of the financial condition of any Account Debtor with respect to any Eligible Purchased Account. Borrower has not received notice of any actual or threatened litigation regarding the validity or enforceability of any Purchased Account. Each Eligible Purchased Account strictly complies with the representations and warranties respecting Purchased Accounts made by the applicable Payee under the Financing Documents.

      5.4 EQUIPMENT. All of the Equipment is used or held for use in Borrower's business and is fit for such purposes.

      5.5 LOCATION OF INVENTORY AND EQUIPMENT. The Inventory and Equipment are not stored with a bailee, warehouseman, or similar party and are located only at the locations identified on Schedule 5.5.

      5.6 INVENTORY RECORDS. Borrower keeps correct and accurate records itemizing and describing the type, quality, and quantity of any Inventory coming into the possession of Borrower and the book value thereof.

      5.7 LOCATION OF CHIEF EXECUTIVE OFFICE; FEIN. The chief executive office of Borrower is located at the address indicated in Schedule 5.7 and Borrower's FEIN is identified in Schedule 5.7.

      5.8 DUE ORGANIZATION AND QUALIFICATION; SUBSIDIARIES.

            (a) Borrower is duly organized and existing and in good standing under the laws of the jurisdiction of its organization and qualified to do business in any state where the failure to be so qualified reasonably could be expected to result in a Material Adverse Change. Borrower is not required to obtain any licenses, permits or approvals from any Governmental Authority in order to engage in its line of business.

            (b) Set forth on Schedule 5.8(b), is a complete and accurate description of the authorized Capital Stock of Borrower, by class, and, as of the Closing Date, a description of the number of shares of each such class that are issued and outstanding. Other than as described on Schedule 5.8(b), there are no subscriptions, options, warrants, or calls relating to any shares of Borrower's Capital Stock, including any right of conversion or exchange under any outstanding security or other instrument. Borrower is not subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of its Capital Stock or any security convertible into or exchangeable for any of its Capital Stock.

            (c) Borrower has no direct or indirect Subsidiaries.

      5.9 DUE AUTHORIZATION; NO CONFLICT.

            (a) The execution, delivery, and performance by Borrower of this

Agreement and the Loan Documents to which it is a party have been duly authorized by all necessary action on the part of Borrower.

            (b) The execution, delivery, and performance by Borrower of this Agreement and the Loan Documents to which it is a party do not and will not (i) violate any provision of federal, state, or local law or regulation applicable to Borrower, the Governing Documents of Borrower, or any order, judgment, or decree of any court or other Governmental Authority binding on Borrower, (ii) conflict with, result in a breach of, or constitute (with due notice or lapse of time or both) a default under any material contractual obligation of Borrower,
(iii) result in or require the creation or imposition of any Lien of any nature whatsoever upon any properties or assets of Borrower, other than Permitted Liens, or (iv) require any approval of Borrower's interestholders or any approval or consent of any Person under any material contractual obligation of Borrower.

            (c) Other than the filing of financing statements and fixture filings, the execution, delivery, and performance by Borrower of this Agreement and the Loan Documents to which Borrower is a party do not and will not require any registration with, consent, or approval of, or notice to, or other action with or by, any Governmental Authority or other Person.

            (d) This Agreement and the other Loan Documents to which Borrower is a party, and all other documents contemplated hereby and thereby, when executed and delivered by Borrower will be the legally valid and binding obligations of Borrower, enforceable against Borrower in accordance with their respective terms, except as enforcement may be limited by equitable principles or by bankruptcy, insolvency, reorganization, moratorium, or similar laws relating to or limiting creditors' rights generally.

            (e) The Lender's Liens are validly created, perfected, and first priority Liens, subject only to Permitted Liens.

            (f) The execution, delivery, and performance by each Guarantor of the Loan Documents to which it is a party have been duly authorized by all necessary action on the part of such Guarantor.

            (g) The execution, delivery, and performance by each Guarantor of the Loan Documents to which it is a party do not and will not (i) violate any provision of federal, state, or local law or regulation applicable to such Guarantor, or any order, judgment, or decree of any court or other Governmental Authority binding on such Guarantor, (ii) conflict with, result in a breach of, or constitute (with due notice or lapse of time or both) a default under any material contractual obligation of such Guarantor, (iii) result in or require the creation or imposition of any Lien of any nature whatsoever upon any properties or assets of such Guarantor, other than Permitted Liens, or (iv) require any approval or consent of any Person under any material contractual obligation of Guarantor.

            (h) The execution, delivery, and performance by each Guarantor of the Loan Documents to which such Guarantor is a party do not and will not require any registration with, consent, or approval of, or notice to, or other action with or by, any Governmental Authority or other Person.

            (i) The Loan Documents to which each Guarantor is a party, and all other documents contemplated hereby and thereby, when executed and delivered by such Guarantor will be the legally valid and binding obligations of such Guarantor, enforceable against such Guarantor in accordance with their respective terms, except as enforcement may be limited by equitable principles or by bankruptcy, insolvency, reorganization, moratorium, or similar laws relating to or limiting creditors' rights generally.

      5.10 LITIGATION. Other than those matters disclosed on Schedule 5.10, there are no actions, suits, or proceedings pending or, to the best knowledge of Borrower, threatened against Borrower, or any of its Subsidiaries, as applicable, except for (a) matters that are fully covered by insurance (subject to customary deductibles), and (b) matters arising after the Closing Date that, if decided adversely to Borrower, or any of its Subsidiaries, as applicable, reasonably could not be expected to result in a Material Adverse Change.

      5.11 NO MATERIAL ADVERSE CHANGE. All financial statements relating to Borrower that have been delivered by Borrower to Lender, except Projections, have been prepared in accordance with GAAP (except, in the case of unaudited financial statements, for the lack of footnotes and being subject to year-end audit adjustments) and present fairly in all material respects, Borrower's financial condition as of the date thereof and results of operations for the period then ended. There has not been a Material Adverse Change with respect to Borrower since the date of the latest financial statements submitted to Lender on or before the Closing Date.

      5.12 FRAUDULENT TRANSFER.

            (a) Borrower is Solvent.

            (b) No transfer of property is being made by Borrower and no obligation is being incurred by Borrower in connection with the transactions contemplated by this Agreement or the other Loan Documents with the intent to hinder, delay, or defraud either present or future creditors of Borrower.

      5.13 EMPLOYEE BENEFITS. None of Borrower, any of its Subsidiaries, or any of their ERISA Affiliates maintains or contributes to any Benefit Plan, except that Guarantor maintains a Benefit Plan in which Borrower's employees may participate.

      5.14 ENVIRONMENTAL CONDITION. Except as set forth on Schedule 5.14, (a) to Borrower's knowledge, none of Borrower's assets has ever been used by Borrower or by previous owners or operators in the disposal of, or to produce, store, handle, treat, release, or transport, any Hazardous Materials, where such production, storage, handling, treatment, release or transport was in violation, in any material respect, of applicable Environmental Law, (b) to Borrower's knowledge, none of Borrower's properties or assets has ever been designated or identified in any manner pursuant to any environmental protection statute as a Hazardous Materials disposal site, (c) Borrower has not received notice that a Lien arising under any Environmental Law has attached to any revenues or to any Real Property owned or operated by Borrower, and (d) Borrower has not received a summons, citation, notice, or directive from the Environmental Protection Agency or any other federal or state governmental agency concerning any action or omission by Borrower resulting in the releasing or disposing of Hazardous Materials into the environment.

      5.15 BROKERAGE FEES. Except for Berwind Financial Group, L.P. and Jeff Lipkin, Borrower has not utilized the services of any broker or finder in connection with Borrower's obtaining financing from Lender under this Agreement and no brokerage commission or finders fee is payable by Borrower in connection herewith except to Berwind Financial Group, L.P. and Jeff Lipkin.

      5.16 INTELLECTUAL PROPERTY. Borrower owns, or holds licenses in, all trademarks, trade names, copyrights, patents, patent rights, and licenses that are necessary to the conduct of its business as currently or proposed to be conducted. Attached hereto as Schedule 5.16 is a true, correct, and complete listing of all material patents, patent applications, trademarks, trademark applications, copyrights, and copyright registrations as to which Borrower is the owner or is an exclusive licensee.

      5.17 LEASES. Borrower enjoys peaceful and undisturbed possession under all leases material to the business of Borrower and to which it is a party or under which it is operating. All of such leases are valid and subsisting and no material default by Borrower exists under any of them.

      5.18 DDAs. Set forth on Schedule 5.18 are all of Borrower's DDAs, including, with respect to each depository (i) the name and address of such depository, and (ii) the account numbers of the accounts maintained with such depository.

      5.19 COMPLETE DISCLOSURE. All factual information (taken as a whole) furnished by or on behalf of Borrower in writing to Lender (including all information contained in the Schedules hereto or in the other Loan Documents) for purposes of or in connection with this Agreement, the other Loan Documents, or any transaction contemplated herein or therein is, and all other such factual information (taken as a whole) hereafter furnished by or on behalf of Borrower in writing to Lender will be, true and accurate, in all material respects, on the date as of which such information is dated or certified and not incomplete by omitting to state any fact necessary to make such information (taken as a whole) not misleading in any material respect at such time in light of the circumstances under which such information was provided. On the Closing Date, the Closing Date Business Plan represents, and as of the date on which any other Projections are delivered to Lender, such additional Projections represent, Borrower's good faith best estimate of its future performance for the periods covered thereby.

      5.20 INDEBTEDNESS. Set forth on Schedule 5.20 is a true and complete list of all Indebtedness of Borrower outstanding immediately prior to the Closing Date that is to remain outstanding after the Closing Date and such Schedule accurately reflects the aggregate principal amount of such Indebtedness and the principal terms thereof.

      5.21 ERISA. Borrower and its Subsidiaries and Guarantor are in compliance in all material respects with the applicable provisions of ERISA, and no "reportable event," as such term is defined in Section 4043 of ERISA, has occurred with respect to any Plan of Borrower or any Subsidiary or Guarantor.

6.    AFFIRMATIVE COVENANTS.

      Borrower covenants and agrees that, so long as any credit hereunder shall be available and until full and final payment of the Obligations, Borrower shall and shall cause each of its Subsidiaries to do all of the following:

      6.1 ACCOUNTING SYSTEM. Maintain a system of accounting that enables Borrower to produce financial statements in accordance with GAAP and maintain records pertaining to the Collateral that contain information as from time to time reasonably may be requested by Lender.

      6.2 COLLATERAL REPORTING. Provide Lender with the following documents at the following times in form satisfactory to Lender:


Daily (a) a Schedule of Purchased Accounts and Notes Receivable balances and a checklist evidencing the completion of each of the Required Procedures and a certificate of an officer of Borrower attesting to the completion of the Required Procedures,

                  (b) a calculation of the Borrowing Base as of such date, if an Advance is requested on that day,

                  (c) notice of all disputes or claims with respect to Purchased Accounts and Notes Receivable,


Weekly            (d) a report regarding the concentration of Purchased
                  Accounts,

Monthly (not      (e) a detailed calculation of the Borrowing Base (including
later than the    detail regarding those Purchased Accounts that are not
10th day of       Eligible Purchased Accounts and those Notes Receivable that
each month)       are not Eligible Notes Receivable), and reconciled to the
                  daily Borrowing Base calculation,

                  (f) with respect to all Purchased Accounts, a client summary for Borrower, a client summary for each Payee and an invoice aging report grouped by Payee,

                  (g) with respect to all Notes Receivable, a loan status report and collateral loan ledger, including detail for all outstanding Notes Receivable,

                  (h) a summary aging, by vendor, of Borrower's accounts payable and any book overdraft,

                  (i) with respect to each Payee, any internal notes, memoranda and related information, as well as completed collateral exams (including workpapers) relating to such Payee,

Quarterly         (j) a detailed list of Payees,

                  (k) a portfolio review, containing such information as Lender shall request

Upon request by
Lender (l) copies of invoices in connection with the Notes Receivable or Purchased Accounts, as the case may be, customer statements, credit memos, remittance advices and reports, deposit slips, shipping and delivery documents in connection with the Notes Receivable or Purchased Accounts, as the case may be, and, for Equipment acquired by Borrower, purchase orders and invoices, and

                  (m) such other reports as to the Collateral, or the financial condition of Borrower, as Lender may reasonably request.

      In addition, Borrower agrees to cooperate fully with Lender to facilitate and implement a system of electronic collateral reporting in order to provide electronic reporting of each of the items set forth above. Such documents may be signed by the Validity Officers or a duly authorized representative of Borrower other than the Validity Officers; each Validity Officer shall have such liability as may be set forth in his respective Validity Agreement, and any such duly authorized representative other than the Validity Officers shall have no personal liability for the validity of any statement contained in such documents, absent fraud.

      6.3 FINANCIAL STATEMENTS, REPORTS, CERTIFICATES. DELIVER TO LENDER:

            (a) as soon as available, but in any event within thirty (30) days after the end of each month during each of Borrower's fiscal years,

                  (i) a company prepared consolidated balance sheet, income
            statement, and statement of cash flow covering Borrower's and its Subsidiaries' operations during such period,

                  (ii) a certificate signed by the chief financial officer of
            Borrower to the effect that:

                        (A) the financial statements delivered hereunder have
                  been prepared in accordance with GAAP (except for the lack of footnotes and being subject to year-end audit adjustments) and fairly present in all material respects the financial condition of Borrower and its Subsidiaries,

                        (B) the representations and warranties of Borrower
                  contained in this Agreement and the other Loan Documents are true and correct in all material respects on and as of the date of such certificate, as though made on and as of such date (except to the extent that such representations and warranties relate solely to an earlier date), and

                        (C) there does not exist any condition or event that
                  constitutes a Default or Event of Default (or, to the extent of any non-compliance, describing such non-compliance as to which he or she may have knowledge and what action Borrower has taken, is taking, or proposes to take with respect thereto), and

                  (iii) for each month that is the date on which a financial covenant in Section 7.20 is to be tested, a Compliance Certificate demonstrating, in reasonable detail, compliance at the end of such period with the applicable financial covenants contained in Section 7.20,

            (b) as soon as available, but in any event within one hundred twenty
(120) days after the end of each of Borrower's fiscal years, financial statements of Borrower and its Subsidiaries for each such fiscal year, audited by independent certified public accountants reasonably acceptable to Lender and certified, without any qualifications, by such accountants to have been prepared in accordance with GAAP (such audited financial statements to include a balance sheet, income statement, and statement of cash flow and, if prepared, such accountants' letter to management),

            (c) as soon as available, but in any event within thirty (30) days prior to the start of each of Borrower's fiscal years, copies of Borrower's Projections, in form and substance (including as to scope and underlying assumptions) satisfactory to Lender, in its Permitted Discretion, for the forthcoming three (3) years, year by year, and for the forthcoming fiscal year, month by month, certified by the chief financial officer of Borrower as being such officer's good faith best estimate of the financial performance of Borrower during the period covered thereby,

            (d) if and when filed by Borrower or Guarantor, as the case may be, as soon as available, but in any event within five (5) days after the date of filing:

                  (i) Form 10-Q quarterly reports, Form 10-K annual reports, and
            Form 8-K current reports,

                  (ii) any other filings made by Borrower with the SEC,

                  (iii) copies of Borrower's federal income tax returns, and any amendments thereto, filed with the Internal Revenue Service, and

                  (iv) any other information that is provided by Borrower to its shareholders generally,

            (e) if and when filed by Borrower and as requested by Lender, satisfactory evidence of payment of applicable excise taxes in each jurisdiction in which (i) Borrower conducts business or is required to pay any such excise tax, (ii) where Borrower's failure to pay any such applicable excise tax would result in a Lien on the properties or assets of Borrower, or (iii) where Borrower's failure to pay any such applicable excise tax reasonably could be expected to result in a Material Adverse Change,

            (f) as soon as Borrower has knowledge of any event or condition that constitutes a Default or an Event of Default, notice thereof and a statement of the curative action that Borrower proposes to take with respect thereto,

            (g) on or before December 1 of each year, Borrower shall deliver to Lender Projections of Borrower on a monthly basis for the next calendar year, in form and substance (including as to scope and underlying assumptions) satisfactory to Lender, and

            (h) upon the request of Lender, any other report reasonably requested relating to the financial condition of Borrower including, without limitation, a certificate of Borrower's independent certified public accountants (reasonably acceptable to Lender) addressed to Lender stating that such accountants do not have knowledge of the existence of any Default or Event of Default under Section 7.20.

      In addition to the financial statements referred to above, Borrower agrees to deliver financial statements prepared on both a consolidated and consolidating basis and agrees that no Subsidiary of Borrower will have a fiscal year different from that of Borrower. Borrower agrees that its independent certified public accountants are authorized to communicate with Lender and to release to Lender whatever financial information concerning Borrower Lender reasonably may request. Borrower waives the right to assert a confidential relationship, if any, it may have with any accounting firm or service bureau in connection with any information requested by Lender pursuant to or in accordance with this Agreement, and agrees that Lender may contact directly any such accounting firm or service bureau in order to obtain such information.

      6.4 RELATIONSHIP WITH PAYEES. Borrower shall maintain credit, document and legal files with respect to all Payees, consistent with stated policies and procedures. Borrower shall obtain credit reports with respect to all Account Debtors of any Payee whose accounts receivable are equal to or exceed twenty percent (20.00%) of the applicable Payee's aggregate accounts receivable. Borrower shall deliver to Lender as soon as available, copies of all write-ups, credit reports, term sheets, and other information pertaining to Borrower's transactions with existing or prospective Payees. Borrower shall maintain the contractual right to audit each Payee's books and records, and to receive from each Payee its unaudited quarterly financial statements within sixty (60) days after the end of such Payee's fiscal quarters and its audited or unaudited, as the case may be, annual financial statements or duly prepared and certified tax returns within one hundred twenty (120) days following the end of such Payee's fiscal years. Borrower shall promptly notify Lender of (a) any material default or material event of default under the Financing Documents, (b) any other default or event of default under the Financing Documents which continues uncured or for which a waiver has not been granted by Borrower with respect thereto, for a period of sixty (60) days following Borrower's obtaining knowledge thereof, or (c) the occurrence of any other event which may impair the prospect of payment of any Purchased Account or Note Receivable or any underlying Finance Receivable.

      6.5 TITLE TO PROPERTY. Upon Lender's request, Borrower immediately shall deliver to Lender, properly endorsed, any and all evidences of ownership of, certificates of title, or applications for title to any items of personal property, including any Equipment.

      6.6 MAINTENANCE OF PROPERTIES. Maintain and preserve all of its properties which are necessary or useful in the proper conduct to its business in good working order and condition, ordinary wear and tear excepted, and comply at all times with the provisions of all leases to which it is a party as lessee so as to prevent any loss or forfeiture thereof or thereunder. Borrower shall not permit any item of Personal Property Collateral to become a fixture to real estate or an accession to other property, and such Personal Property Collateral shall at all times remain personal property.

      6.7 TAXES. Cause all assessments and taxes, whether real, personal, or otherwise, due or payable by, or imposed, levied, or assessed against Borrower or any of its assets to be paid in full, before delinquency or before the expiration of any extension period, except to the extent that the validity of such assessment or tax shall be the subject of a Permitted Protest. Borrower will make timely payment or deposit of all tax payments and withholding taxes required of it by applicable laws, including those laws concerning F.I.C.A., F.U.T.A., state disability, and local, state, and federal income taxes, and will, upon request, furnish Lender with proof satisfactory to Lender indicating that Borrower has made such payments or deposits. Upon request, Borrower shall deliver satisfactory evidence of payment of applicable excise taxes in each jurisdiction in which Borrower is required to pay any such excise tax.

      6.8 INSURANCE.

            (a) At Borrower's expense, maintain insurance respecting its assets wherever located, covering loss or damage by fire, theft, explosion, and all other hazards and risks as ordinarily are insured against by other Persons engaged in the same or similar businesses. Borrower also shall maintain business interruption and public liability insurance, as well as insurance against larceny, embezzlement, and criminal misappropriation. All such policies of insurance shall be in such amounts and with such insurance companies as are reasonably satisfactory to Lender. Borrower shall deliver copies of all such policies to Lender with a satisfactory lender's loss payable endorsement naming Lender as sole loss payee or additional insured, as appropriate. Each policy of insurance or endorsement shall contain a clause requiring the insurer to give not less than thirty (30) days prior written notice to Lender in the event of cancellation of the policy for any reason whatsoever.

            (b) Borrower shall give Lender prompt notice of any loss covered by such insurance. Lender shall have the exclusive right to adjust any losses payable under any such insurance policies, without any liability to Borrower whatsoever in respect of such adjustments. Any monies received as payment for any loss under any insurance policy mentioned above (other than liability insurance policies) or as payment of any award or compensation for condemnation or taking by eminent domain, shall be paid over to an account controlled by Lender to be applied at the option of Borrower either to (i) the prepayment of the Obligations or (ii) under staged payment terms reasonably satisfactory to Lender, for application to the cost of repairs, replacements, or restorations. Any such repairs, replacements, or restorations shall be effected with reasonable promptness and shall be of a value at least equal to the value of the items of property destroyed prior to such damage or destruction.

            (c) Borrower will not take out separate insurance concurrent in form or contributing in the event of loss with that required to be maintained under this Section 6.8, unless Lender is included thereon as named insured with the loss payable to Lender under a lender's loss payable endorsement or its equivalent. Borrower immediately shall notify Lender whenever such separate insurance is taken out, specifying the insurer thereunder and full particulars as to the policies evidencing the same, and copies of such policies promptly shall be provided to Lender.

            (d) At its expense, not to exceed an aggregate annual amount of $10,000.00, and subject to the terms of Section 3.2, obtain and maintain key-man life insurance policies with respect to the following individuals and in the following amounts:

                      Name                               Amount
                      ----                               ------
                      Walter M. Craig, Jr.               $1,000,000.00
                      Allen H. Vogel                     $1,000,000.00

Borrower will use its best efforts to obtain such insurance within ninety (90) days of the Closing Date, but Borrower's failure to obtain such insurance shall not constitute an Event of Default. Borrower shall furnish Lender with an "Absolute Assignment" of each such key-man life insurance policy, shall record each such "Absolute Assignment" with the issuer of the respective policy, and shall furnish proof of such issuer's acceptance of such assignment. All proceeds payable under such key man life insurance policies shall be payable to Lender to be applied on account of the Obligations in accordance with Section 2.3(b).

      6.9 LOCATION OF INVENTORY AND EQUIPMENT. Keep the Inventory and Equipment only at the locations identified on Schedule 5.5; provided, however, that Borrower may amend Schedule 5.5 so long as such amendment occurs by written notice to Lender not less than thirty (30) days prior to the date on which Inventory or Equipment is moved to such new location, so long as such new location is within the continental United States, and so long as, at the time of such written notification, Borrower provides any financing statements or fixture filings necessary to perfect and continue perfected the Lender's Liens on such assets and also provides to Lender a Collateral Access Agreement.

      6.10 COMPLIANCE WITH LAWS. Comply with the requirements of all applicable laws, rules, regulations, and orders of any Governmental Authority, including the Fair Labor Standards Act and the Americans With Disabilities Act, other than laws, rules, regulations, and orders the non-compliance with which, individually or in the aggregate, would not result in and reasonably could not be expected to result in a Material Adverse Change.

      6.11 LEASES. Pay when due all rents and other amounts payable under any leases to which Borrower is a party or by which Borrower's properties and assets are bound, unless such payments are the subject of a Permitted Protest.

      6.12 BROKERAGE COMMISSIONS. Pay any and all brokerage commission or finders fees incurred in connection with or as a result of Borrower's obtaining financing from Lender under this Agreement. Borrower agrees and acknowledges that payment of all such brokerage commissions or finders fees shall be the sole responsibility of Borrower, and Borrower agrees to indemnify, defend, and hold Lender harmless from and against any claim of any broker or finder arising out of Borrower's obtaining financing from Lender under this Agreement.

      6.13 EXISTENCE. At all times preserve and keep in full force and effect Borrower's valid existence and good standing and any rights and franchises material to Borrower's businesses.

      6.14 ENVIRONMENTAL.

            (a) Keep any property either owned or operated by Borrower free of any Environmental Liens or post bonds or other financial assurances sufficient to satisfy the obligations or liability evidenced by such Environmental Liens,
(b) comply, in all material respects, with Environmental Laws and provide to Lender documentation of such compliance which Lender reasonably requests, (c) promptly notify Lender of any release of a Hazardous Material in any reportable quantity from or onto property owned or operated by Borrower and take any Remedial Actions required to abate said release or otherwise to come into compliance with applicable Environmental Law, and (d) promptly provide Lender with written notice within ten (10) days of the receipt of any of the following:
(i) notice that an Environmental Lien has been filed against any of the real or personal property of Borrower, (ii) commencement of any Environmental Action or notice that an Environmental Action will be filed against Borrower, and (iii) notice of a violation, citation, or other administrative order which reasonably could be expected to result in a Material Adverse Change.

      6.15 DISCLOSURE UPDATES. Promptly and in no event later than five (5) Business Days after obtaining knowledge thereof, (a) notify Lender if any written information, exhibit, or report furnished to Lender contained any untrue statement of a material fact or omitted to state any material fact necessary to make the statements contained therein not misleading in light of the circumstances in which made, and (b) correct any defect or error that may be discovered therein or in any Loan Document or in the execution, acknowledgement, filing, or recordation thereof.

      6.16 COLLATERAL ACCESS. Borrower agrees to execute and maintain in full force and effect collateral access agreements with all Payees in connection with all Notes Receivable. Borrower shall assign all of its rights under such collateral access agreements to Lender and shall take all further action to ensure Lender has access to such collateral.

      6.17 NOTICE OF MODIFICATION. Borrower shall use its best efforts to provide advance written notice, but in any event shall provide prompt written notice, to Lender of any modification to any existing Note Receivable.

      6.18 ERISA COMPLIANCE. Borrower will, and will cause Guarantor to, promptly furnish to Lender (i) if requested by Lender, promptly after the filing thereof with the United States Secretary of Labor or the Pension Benefit Guaranty Corporation, copies of each annual and other report with respect to each Plan or any trust created thereunder, and (ii) immediately upon becoming aware of the occurrence of any "reportable event," as such term is defined in
Section 4043 of ERISA, or of any "prohibited transaction," as such term is defined in Section 4975 of the Internal Revenue Code of 1986, as amended, in connection with any Plan or any trust created thereunder, a written notice signed by the president or the principal financial officer of Borrower or Guarantor, as the case may be, specifying the nature thereof, what action Borrower or any of its Subsidiaries or Guarantor is taking or proposes to take with respect thereto, and, when known, any action taken by the Internal Revenue Service with respect thereto. Borrower will fund, or will cause its Subsidiaries or Guarantor to fund, all current service pension liabilities as they are incurred under the provisions of all Plans from time to time in effect for the benefit of employees of Borrower or any of its Subsidiaries or Guarantor, and comply with all applicable provisions of ERISA.

7.    NEGATIVE COVENANTS.

      Borrower covenants and agrees that, so long as any credit hereunder shall be available and until full and final payment of the Obligations, Borrower will not and will not permit any of its Subsidiaries to do any of the following:

      7.1 INDEBTEDNESS. Create, incur, assume, permit, guarantee, or otherwise become or remain, directly or indirectly, liable with respect to any Indebtedness, except:

            (a) Indebtedness evidenced by this Agreement and the other Loan Documents,

            (b) Subordinated Debt set forth on Schedule 5.20 in an aggregate maximum amount at any one time not to exceed $3,500,000.00; provided, any payment on such Subordinated Debt shall be subject to the following restrictions: (i) no uncured Event of Default shall have occurred, (ii) such payment shall not create an Event of Default, (iii) such payments shall be for interest (including the New Funds Payment) only, and (iv) after giving effect to any payment on Subordinated Debt, Availability shall be at least $250,000.00,

            (c) Permitted Purchase Money Indebtedness, and

            (d) refinancings, renewals, or extensions of Indebtedness permitted under clauses (b) and (c) of this Section 7.1 (and continuance or renewal of any Permitted Liens associated therewith); provided, in connection with the refinancing of any Indebtedness permitted under clause (b): (i) the terms and conditions of such refinancings, renewals, or extensions do not, in Lender's judgment, materially impair the prospects of repayment of the Obligations by Borrower or materially impair Borrower's creditworthiness, (ii) such refinancings, renewals, or extensions do not result in an increase in the principal amount of, or interest rate with respect to, the Indebtedness so refinanced, renewed, or extended, (iii) such refinancings, renewals, or extensions do not result in a shortening of the average weighted maturity of the Indebtedness so refinanced, renewed, or extended, nor are they on terms or conditions that, taken as a whole, are materially more burdensome or restrictive to Borrower, and (iv) if the Indebtedness that is refinanced, renewed, or extended was subordinated in right of payment to the Obligations, then the terms and conditions of the refinancing, renewal, or extension Indebtedness must include subordination terms and conditions that are at least as favorable to Lender as those that were applicable to the refinanced, renewed, or extended Indebtedness.

      7.2 LIENS. Create, incur, assume, or permit to exist, directly or indirectly, any Lien on or with respect to any of its assets, of any kind, whether now owned or hereafter acquired, or any income or profits therefrom, except for Permitted Liens (including Liens that are replacements of Permitted Liens to the extent that the original Indebtedness is refinanced, renewed, or extended under Section 7.1(d) and so long as the replacement Liens only encumber those assets that secured the refinanced, renewed, or extended Indebtedness).

      7.3 RESTRICTIONS ON FUNDAMENTAL CHANGES.

            (a) Enter into any merger, consolidation, reorganization, or recapitalization, or reclassify its Capital Stock.

            (b) Liquidate, wind up, or dissolve itself (or suffer any liquidation or dissolution).

            (c) Convey, sell, lease, license, assign, transfer, or otherwise dispose of, in one transaction or a series of transactions, all or any substantial part of its assets.

      7.4 DISPOSAL OF ASSETS. Other than Permitted Dispositions, convey, sell, lease, license, assign, transfer, or otherwise dispose of any of Borrower's assets.

      7.5 CHANGE NAME. Change Borrower's name, FEIN, corporate structure, or identity, or add any new fictitious name.

      7.6 GUARANTEE. Guarantee or otherwise become in any way liable with respect to the obligations of any third Person except by endorsement of instruments or items of payment for deposit to the account of Borrower or which are transmitted or turned over to Lender.

      7.7 NATURE OF BUSINESS. Make any change in the principal nature of its business.

      7.8 PREPAYMENTS AND AMENDMENTS.

            (a) Except in connection with a refinancing permitted by Section 7.1(d), prepay, redeem, defease, purchase, or otherwise acquire any Indebtedness of Borrower, other than the Obligations in accordance with this Agreement, and

            (b) Except in connection with a refinancing permitted by Section 7.1(d), directly or indirectly, amend, modify, alter, increase, or change any of the terms or conditions of any agreement, instrument, document, indenture, or other writing evidencing or concerning Indebtedness permitted under Sections 7.1(b).

      7.9 CHANGE OF CONTROL. Cause, permit, or suffer, directly or indirectly, any Change of Control.

      7.10 APPROVED FORMS; REQUIRED PROCEDURES. Make any material changes or revisions to (i) the Approved Forms, or use any agreements, forms, or other documents other than the Approved Forms in the lending of money to Payees or the purchase of Purchased Accounts from Payees, or (ii) the Required Procedures. In the event Borrower makes any immaterial changes or revisions to (i) the Approved Forms, or uses any agreements, forms, or other documents other than the Approved Forms in the lending of money to Payees or the purchase of Purchased Accounts from Payees, or (ii) the Required Procedures, Borrower shall promptly provide notice to Lender and copies to Lender of all revisions to the Approved Forms or Required Procedures, as the case may be.

      7.11 DISTRIBUTIONS. Make any distribution or declare or pay any dividends (in cash or other property, other than common stock) on, or purchase, acquire, redeem, or retire any of Borrower's Capital Stock, of any class, whether now or hereafter outstanding.

      7.12 ACCOUNTING METHODS. Modify or change its method of accounting (other than as may be required to conform to GAAP) or enter into, modify, or terminate any agreement currently existing, or at any time hereafter entered into with any third party accounting firm or service bureau for the preparation or storage of Borrower's accounting records without said accounting firm or service bureau agreeing to provide Lender information regarding the Collateral or Borrower's financial condition.

      7.13 INVESTMENTS. Except for Permitted Investments, directly or indirectly, make or acquire any Investment or incur any liabilities (including contingent obligations) for or in connection with any Investment; provided, however, that Borrower shall not have Permitted Investments (other than in the Cash Management Accounts) in excess of $50,000.00 outstanding at any one time unless Borrower and the applicable securities intermediary or bank have entered into Control Agreements governing such Permitted Investments, as Lender shall determine in its Permitted Discretion, to perfect (and further establish) the Lender's Liens in such Permitted Investments. Notwithstanding anything in this Agreement to the contrary, Borrower shall not be required to enter into a Control Agreement in connection with its payroll account.

      7.14 TRANSACTIONS WITH AFFILIATES. Directly or indirectly enter into or permit to exist any transaction with any Affiliate of Borrower except for transactions that are in the ordinary course of Borrower's business, upon fair and reasonable terms, that are fully disclosed to Lender, and that are no less favorable to Borrower than would be obtained in an arm's length transaction with a non-Affiliate.

      7.15 SUSPENSION. Suspend or go out of a substantial portion of its business.

      7.16 COMPENSATION. Increase the annual fee or per-meeting fees paid to the members of its Board of Directors during any year by more than fifteen percent (15%) over the prior year; pay or accrue base cash compensation (which, for purposes of this Section 7.16, shall not include bonus compensation under any employment agreements), during any year, to its officers and senior management employees in an aggregate amount in excess of one hundred twenty-five percent (125%) of that paid or accrued in the prior year.

      7.17 USE OF PROCEEDS. Use the proceeds of the Advances for any purpose other than (a) on the Closing Date, to pay transactional fees, costs, and expenses incurred in connection with this Agreement, the other Loan Documents, and the transactions contemplated hereby and thereby, and (b) thereafter, (i) to finance newly purchased Eligible Purchased Accounts, (ii) to finance newly purchased Eligible Notes Receivable, (iii) to continue to make advances under existing Eligible Notes Receivable, and (iv) for working capital purposes, each consistent with the terms and conditions hereof, for its lawful and permitted purposes.

      7.18 CHANGE IN LOCATION OF CHIEF EXECUTIVE OFFICE; INVENTORY AND EQUIPMENT WITH BAILEES. Relocate its chief executive office to a new location without providing thirty (30) days prior written notification thereof to Lender and so long as, at the time of such written notification, Borrower provides any financing statements or fixture filings necessary to perfect and continue perfected the Lender's Liens and also provides to Lender a Collateral Access Agreement with respect to such new location. The Inventory and Equipment shall not at any time now or hereafter be stored with a bailee, warehouseman, or similar party without Lender's prior written consent.

      7.19 SECURITIES ACCOUNTS. Except as provided in Section 7.13, establish or maintain any Securities Account unless Lender shall have received a Control Agreement in respect of such Securities Account. Borrower shall not transfer assets out of any Securities Account; provided, however, that, so long as no Event of Default has occurred and is continuing or would result therefrom, Borrower may use such assets (and the proceeds thereof) to the extent not prohibited by this Agreement.

      7.20 FINANCIAL COVENANTS.

            (a) Fail to maintain:

                  (i) MINIMUM INTEREST COVERAGE RATIO. Commencing at the end of
            the fifteenth (15th) month following the Closing Date, an Interest Coverage Ratio as of the end of each month, quarter or year, as the case may be, of not less than 1.10:1.00; commencing at the end of the twenty-seventh (27th) month following the Closing Date, an Interest Coverage Ratio as of the end of each month, quarter or year, as the case may be, of not more than 1.25:1.00;

                  (ii) TANGIBLE NET WORTH. Tangible Net Worth plus the amount of all Subordinated Debt as of the end of each month, quarter or year, as the case may be, of at least $3,000,000.00.

                  (iii) LEVERAGE. Leverage Ratio as of the end of each month, quarter or year, as the case may be, of not more than 5.00:1.00.

            (b) Make:

                  (i) CAPITAL EXPENDITURES. Capital expenditures in any fiscal year in excess of the amount set forth in the following table for the applicable period:


       Fiscal Year 2002              Fiscal Year 2003             Fiscal Year 2004
       ----------------              ----------------             ----------------
         $150,000.00                    $200,000.00                  $500,000.00

      7.21 ERISA COMPLIANCE. Borrower will not at any time permit any Plan maintained by it or any Subsidiary or Guarantor to:

            (a) engage in any "prohibited transaction" as such term is defined in Section 4975 of the Internal Revenue Code of 1986, as amended;

            (b) incur any "accumulated funding deficiency" as such term is defined in Section 302 of ERISA; or

            (c) terminate any such Plan in a manner which could result in the imposition of a Lien on the Property of Borrower or any Subsidiary or Guarantor pursuant to Section 4068 of ERISA.

8.    EVENTS OF DEFAULT.

      Any one or more of the following events shall constitute an event of default (each, an "Event of Default") under this Agreement:

      8.1 If Borrower fails to pay when due and payable, or when declared due and payable, all or any portion of the Obligations (whether of principal, interest [including any interest which, but for the provisions of the Bankruptcy Code, would have accrued on such amounts], fees and charges due Lender, reimbursement of Lender Expenses, or other amounts constituting Obligations);

      8.2 If Borrower fails to perform, keep, or observe any term, provision, condition, covenant, or agreement contained in this Agreement or in any of the other Loan Documents;

      8.3 If any material portion of Borrower's or any of its Subsidiaries' assets is attached, seized, subjected to a writ or distress warrant, levied upon, or comes into the possession of any third Person;

      8.4 If an Insolvency Proceeding is commenced by Borrower or any of its Subsidiaries;

      8.5 If an Insolvency Proceeding is commenced against Borrower, or any of its Subsidiaries, and any of the following events occur: (a) Borrower or the Subsidiary consents to the institution of such Insolvency Proceeding against it,
(b) the petition commencing the Insolvency Proceeding is not timely controverted, (c) the petition commencing the Insolvency Proceeding is not dismissed within sixty (60) calendar days of the date of the filing thereof; provided, however, that, during the pendency of such period, Lender shall be relieved of its obligations to extend credit hereunder, (d) an interim trustee is appointed to take possession of all or any substantial portion of the properties or assets of, or to operate all or any substantial portion of the business of, Borrower or any of its Subsidiaries, or (e) an order for relief shall have been entered therein;

      8.6 If Borrower or any of its Subsidiaries is enjoined, restrained, or in any way prevented by court order from continuing to conduct all or any material part of its business affairs;

      8.7 If a notice of Lien, levy, or assessment is filed of record with respect to any of Borrower's or any of its Subsidiaries' assets by any Governmental Authority, or if any taxes or debts owing at any time hereafter to any one or more of such entities becomes a Lien, whether choate or otherwise, upon any of Borrower's or any of its Subsidiaries' assets and the same is not paid before such payment is delinquent, unless subject to a Permitted Protest; provided, any such Lien, levy, or assessment in an amount less than $10,000.00 which has been promptly disclosed to Lender shall not constitute an Event of Default;

      8.8 If a judgment or other claim becomes a Lien or encumbrance upon any material portion of Borrower's or any of its Subsidiaries' assets; provided, any such judgment or other claim in an amount less than $10,000.00 which has been promptly disclosed to Lender shall not constitute an Event of Default;

      8.9 If there is a default in any material indebtedness owed by Borrower and such default (a) occurs at the final maturity of the obligations thereunder, or (b) results in a right by the other party thereto, irrespective of whether exercised, to accelerate the maturity of Borrower's or its Subsidiaries' obligations thereunder, to terminate such agreement, or to refuse to renew such agreement pursuant to an automatic renewal right therein;

      8.10 If Borrower or any of its Subsidiaries makes any payment on account of Indebtedness that has been contractually subordinated in right of payment to the payment of the Obligations, except to the extent such payment is permitted by the terms of the subordination provisions applicable to such Indebtedness;

      8.11 If any material misstatement or misrepresentation exists now or hereafter in any warranty, representation, statement, or Record made to Lender by Borrower, its Subsidiaries, or any officer, employee, agent, or director of Borrower or any of its Subsidiaries;

      8.12 If the obligation of any Guarantor under any Guaranty is limited or terminated by operation of law or by such Guarantor thereunder; or

      8.13 If this Agreement or any other Loan Document that purports to create a Lien, shall, for any reason, fail or cease to create a valid and perfected and, except to the extent permitted by the terms hereof or thereof, first priority Lien on or security interest in the Collateral covered hereby or thereby; or

      8.14 Any provision of any Loan Document shall at any time for any reason be declared to be null and void, or the validity or enforceability thereof shall be contested by Borrower, or a proceeding shall be commenced by Borrower, or by any Governmental Authority having jurisdiction over Borrower, seeking to establish the invalidity or unenforceability thereof, or Borrower shall deny that Borrower has any liability or obligation purported to be created under any Loan Document.

9.    LENDER'S RIGHTS AND REMEDIES.

      9.1 RIGHTS AND REMEDIES. Upon the occurrence of an Event of Default, Lender (at its election but without notice of its election and without demand) may do any one or more of the following, all of which are authorized by
Borrower:

            (a) declare all Obligations, whether evidenced by this Agreement, by any of the other Loan Documents, or otherwise, immediately due and payable;

            (b) cease advancing money or extending credit to or for the benefit of Borrower under this Agreement, under any of the Loan Documents, or under any other agreement between Borrower and Lender;

            (c) terminate this Agreement and any of the other Loan Documents as to any future liability or obligation of Lender, but without affecting any of the Lender's Liens in the Collateral and without affecting the Obligations;

            (d) settle or adjust disputes and claims directly with Account Debtors for amounts and upon terms which Lender considers advisable, and in such cases, Lender will credit Borrower's Loan Account with only the net amounts received by Lender in payment of such disputed Accounts after deducting all Lender Expenses incurred or expended in connection therewith;

            (e) without notice to or demand upon Borrower or any Guarantor, make such payments and do such acts as Lender considers necessary or reasonable to protect its security interests in the Collateral. Borrower agrees to assemble the Personal Property Collateral if Lender so requires, and to make the Personal Property Collateral available to Lender at a place that Lender may designate which is reasonably convenient to both parties. Borrower authorizes Lender to enter the premises where the Personal Property Collateral is located, to take and maintain possession of the Personal Property Collateral, or any part of it, and to pay, purchase, contest, or compromise any Lien that in Lender's determination appears to conflict with the Lender's Liens and to pay all expenses incurred in connection therewith and to charge Borrower's Loan Account therefor. With respect to any of Borrower's owned or leased premises, Borrower hereby grants Lender a license to enter into possession of such premises and to occupy the same, without charge, in order to exercise any of Lender's rights or remedies provided herein, at law, in equity, or otherwise;

            (f) without notice to Borrower (such notice being expressly waived), and without constituting a retention of any collateral in satisfaction of an obligation (within the meaning of the Code), set off and apply to the Obligations any and all (i) balances and deposits of Borrower held by Lender (including any amounts received in the Cash Management Accounts), or (ii) indebtedness at any time owing to or for the credit or the account of Borrower held by Lender;

            (g) hold, as cash collateral, any and all balances and deposits of Borrower held by Lender, and any amounts received in the Cash Management Accounts, to secure the full and final repayment of all of the Obligations;

            (h) ship, reclaim, recover, store, finish, maintain, repair, prepare for sale, advertise for sale, and sell (in the manner provided for herein) the Personal Property Collateral. Borrower hereby grants to Lender a license or other right to use, without charge,

Borrower's labels, patents, copyrights, trade secrets, trade names, trademarks, service marks, and advertising matter, or any property of a similar nature, as it pertains to the Personal Property Collateral, in completing production of, advertising for sale, and selling any Personal Property Collateral and Borrower's rights under all licenses and all franchise agreements shall inure to Lender's benefit;

            (i) sell the Personal Property Collateral at either a public or private sale, or both, by way of one or more contracts or transactions, for cash or on terms, in such manner and at such places (including Borrower's premises) as Lender determines is commercially reasonable, provided that the Personal Property Collateral need not be present at any such sale;

            (j) Lender shall give notice of the disposition of the Personal Property Collateral as follows:

                  (i) Lender shall give Borrower a notice in writing of the time and place of public sale, or, if the sale is a private sale or some other disposition other than a public sale is to be made of the Personal Property Collateral, then the time on or after which the private sale or other disposition is to be made; and

                  (ii) the notice shall be personally delivered or mailed,
            postage prepaid, to Borrower as provided in Section 12, at least ten
            (10) days before the earliest time of disposition set forth in the notice; no notice needs to be given prior to the disposition of any portion of the Personal Property Collateral that is perishable or threatens to decline speedily in value or that is of a type customarily sold on a recognized market;

            (k) Lender may credit bid and purchase at any public sale;

            (l) Lender may seek the appointment of a receiver or keeper to take possession of all or any portion of the Collateral or to operate same and, to the maximum extent permitted by law, may seek the appointment of such a receiver without the requirement of prior notice or a hearing;

            (m) Lender may assume or assign collection of the Purchased Accounts or Financed Receivables to any third party;

            (n) Lender shall have all other rights and remedies available at law or in equity or pursuant to any other Loan Document; and

            (o) any deficiency that exists after disposition of the Personal Property Collateral as provided above will be paid immediately by Borrower. Any excess will be returned, without interest and subject to the rights of third Persons, by Lender to Borrower.

      9.2 REMEDIES CUMULATIVE. The rights and remedies of Lender under this Agreement, the other Loan Documents, and all other agreements shall be cumulative. Lender shall have all other rights and remedies not inconsistent herewith as provided under the Code, by law, or in equity. No exercise by Lender of one right or remedy shall be deemed an election, and no waiver by Lender of any Event of Default shall be deemed a continuing waiver. No delay by Lender shall constitute a waiver, election, or acquiescence by it.

10.   TAXES AND EXPENSES.

      If Borrower fails to pay any monies (whether taxes, assessments, insurance premiums, or, in the case of leased properties or assets, rents or other amounts payable under such leases) due to third Persons, or fails to make any deposits or furnish any required proof of payment or deposit, all as required under the terms of this Agreement, then, Lender, in its sole and absolute discretion and upon provision of prior or subsequent notice to Borrower, may do any or all of the following: (a) make payment of the same or any part thereof, (b) set up such reserves in Borrower's Loan Account as Lender deems necessary to protect Lender from the exposure created by such failure, or (c) in the case of the failure to comply with Section 6.8 hereof, obtain and maintain insurance policies of the type described in Section 6.8 and take any action with respect to such policies as Lender deems prudent. Any such amounts paid by Lender shall constitute Lender Expenses and any such payments shall not constitute an agreement by Lender to make similar payments in the future or a waiver by Lender of any Event of Default under this Agreement. Lender need not inquire as to, or contest the validity of, any such expense, tax, or Lien and the receipt of the usual official notice for the payment thereof shall be conclusive evidence that the same was validly due and owing.

11.   WAIVERS; INDEMNIFICATION.

      11.1 DEMAND; PROTEST. Borrower waives demand, protest, notice of protest, notice of default or dishonor, notice of payment and nonpayment, notice of intent to accelerate maturity, notice of acceleration of maturity, nonpayment at maturity, release, compromise, settlement, extension, or renewal of documents, instruments, chattel paper, and guarantees at any time held by Lender on which Borrower may in any way be liable.

      11.2 LENDER'S LIABILITY FOR COLLATERAL. Borrower hereby agrees that: (a) so long as Lender complies with its obligations, if any, under the Code, Lender shall not in any way or manner be liable or responsible for: (i) the safekeeping of the Collateral, (ii) any loss or damage thereto occurring or arising in any manner or fashion from any cause, (iii) any diminution in the value thereof, or
(iv) any act or default of any carrier, warehouseman, bailee, forwarding agency, or other Person, and (b) all risk of loss, damage, or destruction of the Collateral shall be borne by Borrower.

      11.3 INDEMNIFICATION. Borrower shall pay, indemnify, defend, and hold the Lender-Related Persons, each Participant, and each of their respective officers, directors, employees, agents, and attorneys-in-fact (each, an "Indemnified Person") harmless (to the fullest extent permitted by law) from and against any and all claims, demands, suits, actions, investigations, proceedings, and damages, and all reasonable attorneys' fees and disbursements and other costs and expenses actually incurred in connection therewith (as and when they are incurred and irrespective of whether suit is brought), at any time asserted against, imposed upon, or incurred by any of them (a) in connection with or as a result of or related to the execution, delivery, enforcement, performance, or administration of this Agreement, any of the other Loan Documents, or the transactions contemplated hereby or thereby, and (b) with respect to any investigation, litigation, or proceeding related to this Agreement, any other Loan Document, or the use of the proceeds of the credit provided hereunder (irrespective of whether any Indemnified Person is a party thereto), or any act, omission, event, or circumstance in any manner related thereto (all the foregoing, collectively, the "Indemnified Liabilities"). The foregoing to the contrary notwithstanding, Borrower shall have no obligation to any Indemnified Person under this Section 11.3 with respect to any Indemnified Liability that
(a) a court of competent jurisdiction finally determines to have resulted from the gross negligence or willful misconduct of such Indemnified Person, or (b) involves a dispute between Lender and any of its Affiliates, Participants or Assignees or prospective Participants or Assignees, which does not involve any act or omission of Borrower. This provision shall survive the termination of this Agreement and the repayment of the Obligations. If any Indemnified Person makes any payment to any other Indemnified Person with respect to an Indemnified Liability as to which Borrower was required to indemnify the Indemnified Person receiving such payment, the Indemnified Person making such payment is entitled to be indemnified and reimbursed by Borrower with respect thereto. WITHOUT LIMITATION, THE FOREGOING INDEMNITY SHALL APPLY TO EACH INDEMNIFIED PERSON WITH RESPECT TO INDEMNIFIED LIABILITIES WHICH IN WHOLE OR IN PART CAUSED BY OR ARISE OUT OF ANY NEGLIGENT ACT OR OMISSION OF SUCH INDEMNIFIED PERSON OR OF ANY OTHER PERSON.

12.   NOTICES.

      Unless otherwise provided in this Agreement, all notices or demands by Borrower or Lender to the other relating to this Agreement or any other Loan Document shall be in writing and (except for financial statements and other informational documents which may be sent by first-class mail, postage prepaid) shall be personally delivered or sent by registered or certified mail (postage prepaid, return receipt requested), overnight courier, electronic mail (at such email addresses as Borrower or Lender, as applicable, may designate to each other in accordance herewith), or telefacsimile to Borrower or Lender, as the case may be, at its address set forth below:

                  If to Borrower:           EQUINOX BUSINESS CREDIT CORP.
                                            1011 Highway 71, Suite 200
                                            Spring Lake, New Jersey  07762
                                            Attn:  Mr. Allen H. Vogel
                                            Fax No. 732.282.1811

                  with copies to:           EQUIFIN, INC.
                                            1011 Highway 71, Suite 200
                                            Spring Lake, New Jersey  07762
                                            Attn:  Mr. Walter M. Craig, Jr.
                                            Fax No. 732.282.1811

                                            and

                                            ST. JOHN & WAYNE, L.L.C.
                                            Two Penn Plaza East
                                            Newark, New Jersey  07105
                                            Attn:  Lee A. Albanese, Esq.
                                            Fax No. 973.491.3555

                  If to Lender:             FOOTHILL CAPITAL CORPORATION
                                            2450 Colorado Ave., Suite 3000 West
                                            Santa Monica, CA  90404
                                            Attn: Senior Executive Vice
                                                  President
                                            Financial Services Funding Division
                                            Fax No. 310.453.7444

                                            and

                                            FOOTHILL CAPITAL CORPORATION
                                            13727 Noel Road
                                            Suite 1020
                                            Dallas, Texas  75240
                                            Attn: Mr. Sam V. LoBosco
                                            Fax No. 972.387.4375
                  with copies to:           WINSTEAD SECHREST & MINICK P.C.
                                            2400 Bank One Center
                                            910 Travis Street
                                            Houston, Texas  77002
                                            Attn:  Nelson R. Block, Esq.
                                            Fax No. 713.650.2400

      Lender and Borrower may change the address at which they are to receive notices hereunder, by notice in writing in the foregoing manner given to the other party. All notices or demands sent in accordance with this Section 12, shall be deemed received on the earlier of the date of actual receipt or three
(3) Business Days after the deposit thereof in the mail. Borrower acknowledges and agrees that notices sent by Lender in connection with the exercise of enforcement rights against Collateral under the provisions of the Code shall be deemed sent when deposited in the mail or personally delivered, or, where permitted by law, transmitted by telefacsimile or any other method set forth above.

13.   CHOICE OF LAW AND VENUE; JURY TRIAL WAIVER.

            (a) THE VALIDITY OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS (UNLESS EXPRESSLY PROVIDED TO THE CONTRARY IN ANOTHER LOAN DOCUMENT IN RESPECT OF SUCH OTHER LOAN DOCUMENT), THE CONSTRUCTION, INTERPRETATION, AND ENFORCEMENT HEREOF AND THEREOF, AND THE RIGHTS OF THE PARTIES HERETO AND THERETO WITH RESPECT TO ALL MATTERS ARISING HEREUNDER OR THEREUNDER OR RELATED HERETO OR THERETO SHALL BE DETERMINED UNDER, GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA.

            (b) THE PARTIES AGREE THAT ALL ACTIONS OR PROCEEDINGS ARISING IN CONNECTION WITH THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS SHALL BE TRIED AND LITIGATED ONLY IN THE STATE AND FEDERAL COURTS LOCATED IN THE COUNTY OF LOS ANGELES, STATE OF CALIFORNIA, PROVIDED, HOWEVER, THAT ANY SUIT SEEKING ENFORCEMENT AGAINST ANY COLLATERAL OR OTHER PROPERTY MAY BE BROUGHT, AT LENDER'S OPTION, IN THE COURTS OF ANY JURISDICTION WHERE LENDER ELECTS TO BRING SUCH ACTION OR WHERE SUCH COLLATERAL OR OTHER PROPERTY MAY BE FOUND. BORROWER AND LENDER WAIVE, TO THE EXTENT PERMITTED UNDER APPLICABLE LAW, ANY RIGHT EACH MAY HAVE TO ASSERT THE DOCTRINE OF FORUM NON CONVENIENS OR TO OBJECT TO VENUE TO THE EXTENT ANY PROCEEDING IS BROUGHT IN ACCORDANCE WITH THIS SECTION 13(b).

            (c) BORROWER AND LENDER HEREBY WAIVE THEIR

RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF ANY OF THE LOAN DOCUMENTS OR ANY OF THE TRANSACTIONS CONTEMPLATED THEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS. BORROWER AND LENDER REPRESENT THAT EACH HAS REVIEWED THIS WAIVER AND EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. IN THE EVENT OF LITIGATION, A COPY OF THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

14.   ASSIGNMENTS AND PARTICIPATIONS; SUCCESSORS.

      14.1  ASSIGNMENTS AND PARTICIPATIONS.

            (a) Lender may assign and delegate to one or more assignees (each an "Assignee") all, or any ratable part of all, of the Obligations and the other rights and obligations of Lender hereunder and under the other Loan Documents; provided, however, that Borrower may continue to deal solely and directly with Lender in connection with the interest so assigned to an Assignee until (i) written notice of such assignment, together with payment instructions, addresses, and related information with respect to the Assignee, have been given to Borrower by Lender and the Assignee, and (ii) Lender and its Assignee have delivered to Borrower an appropriate assignment and acceptance agreement.

            (b) From and after the date that Lender provides Borrower with such written notice and executed assignment and acceptance agreement, (i) the Assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such assignment and acceptance agreement, shall have the assigned and delegated rights and obligations of Lender under the Loan Documents, and (ii) Lender shall, to the extent that rights and obligations hereunder and under the other Loan Documents have been assigned and delegated by it pursuant to such assignment and acceptance agreement, relinquish its rights (except with respect to Section 11.3 hereof) and be released from its obligations under this Agreement (and in the case of an assignment and acceptance covering all or the remaining portion of Lender's rights and obligations under this Agreement and the other Loan Documents, Lender shall cease to be a party hereto and thereto), and such assignment shall affect a novation between Borrower and the Assignee.

            (c) Immediately upon Borrower's receipt of such fully executed assignment and acceptance agreement, this Agreement shall be deemed to be amended to the extent, but only to the extent, necessary to reflect the addition of the Assignee and the resulting adjustment of the rights and duties of Lender arising therefrom.

            (d) Lender may at any time sell to one or more commercial banks, financial institutions, or other Persons not Affiliates of such Lender (a "Participant") participating interests in the Obligations and the other rights and interests of Lender hereunder and under the other Loan Documents; provided, however, that (i) Lender shall remain the "Lender" for all purposes of this Agreement and the other Loan Documents and the Participant receiving the participating interest in the Obligations and the other rights and interests of Lender shall not constitute a "Lender" hereunder or under the other Loan Documents and Lender's obligations under this Agreement shall remain unchanged, (ii) Lender shall remain solely responsible for the performance of such obligations, (iii) Borrower and Lender shall continue to deal solely and directly with each other in connection with Lender's rights and obligations under this Agreement and the other Loan Documents, (iv) Lender shall not transfer or grant any participating interest under which the Participant has the right to approve any amendment to, or any consent or waiver with respect to, this Agreement or any other Loan Document, except to the extent such amendment to, or consent or waiver with respect to this Agreement or of any other Loan Document would (A) extend the final maturity date of the Obligations hereunder in which such Participant is participating, (B) reduce the interest rate applicable to the Obligations hereunder in which such Participant is participating, (C) release all or a material portion of the Collateral or guaranties (except to the extent expressly provided herein or in any of the Loan Documents) supporting the Obligations hereunder in which such Participant is participating, (D) postpone the payment of, or reduce the amount of, the interest or fees payable to such Participant through Lender, or (E) change the amount or due dates of scheduled principal repayments or prepayments or premiums, and (v) all amounts payable by Borrower hereunder shall be determined as if Lender had not sold such participation, except that, if amounts outstanding under this Agreement are due and unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall be deemed to have the right of set-off in respect of its participating interest in amounts owing under this Agreement to the same extent as if the amount of its participating interest were owing directly to it as Lender under this Agreement. So long as no Event of Default has occurred, Lender shall not sell participating interests in the aggregate in excess of fifty percent (50%); provided, this restriction shall not apply to any transaction in which a controlling interest in the Capital Stock of Lender or either of its parent companies, The Foothill Group, Inc., a Delaware corporation, or Wells Fargo & Company, a Delaware corporation, has been sold. The rights of any Participant only shall be derivative through Lender and no Participant shall have any rights under this Agreement or the other Loan Documents or any direct rights as to Borrower, the Collections, the Collateral, or otherwise in respect of the Obligations. No Participant shall have the right to participate directly in the making of decisions by Lender.

            (e) In connection with any such assignment or participation or proposed assignment or participation, a Lender may disclose all documents and information which it now or hereafter may have relating to Borrower or Borrower's business.

            (f) Any other provision in this Agreement notwithstanding, Lender may at any time create a security interest in, or pledge, all or any portion of its rights under and interest in this Agreement in favor of any Federal Reserve Bank in accordance with Regulation A of the Federal Reserve Bank or U.S. Treasury Regulation 31 CFR
Section 203.14, and such Federal Reserve Bank may enforce such pledge or security interest in any manner permitted under applicable law.

      14.2 SUCCESSORS. This Agreement shall bind and inure to the benefit of the respective successors and assigns of each of the parties; provided, however, that Borrower may not assign this Agreement or any rights or duties hereunder without Lender's prior written consent and any prohibited assignment shall be absolutely void ab initio. No consent to assignment by Lender shall release Borrower from its Obligations. Lender may assign this Agreement and the other Loan Documents and its rights and duties hereunder and thereunder pursuant to
Section 14.1 hereof and, except as expressly required pursuant to Section 14.1 hereof, no consent or approval by Borrower is required in connection with any such assignment.

15.   AMENDMENTS; WAIVERS.

      15.1 AMENDMENTS AND WAIVERS. No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent with respect to any departure by Borrower therefrom, shall be effective unless the same shall be in writing and signed by Lender and Borrower and then any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

      15.2 NO WAIVERS; CUMULATIVE REMEDIES. No failure by Lender to exercise any right, remedy, or option under this Agreement or any other Loan Document, or delay by Lender in exercising the same, will operate as a waiver thereof. No waiver by Lender will be effective unless it is in writing, and then only to the extent specifically stated. No waiver by Lender on any occasion shall affect or diminish Lender's rights thereafter to require strict performance by Borrower of any provision of this Agreement. Lender's rights under this Agreement and the other Loan Documents will be cumulative and not exclusive of any other right or remedy that Lender may have.

16.   GENERAL PROVISIONS.

      16.1 EFFECTIVENESS. This Agreement shall be binding and deemed effective when executed by Borrower and Lender.

      16.2 SECTION HEADINGS. Headings and numbers have been set forth herein for convenience only. Unless the contrary is compelled by the context, everything contained in each Section applies equally to this entire Agreement.

      16.3 INTERPRETATION. Neither this Agreement nor any uncertainty or ambiguity herein shall be construed against Lender or Borrower, whether under any rule of construction or otherwise. On the contrary, this Agreement has been reviewed by all parties and shall be construed and interpreted according to the ordinary meaning of the words used so as to accomplish fairly the purposes and intentions of all parties hereto.

      16.4 SEVERABILITY OF PROVISIONS. Each provision of this Agreement shall be severable from every other provision of this Agreement for the purpose of determining the legal enforceability of any specific provision.

      16.5 WITHHOLDING TAXES. All payments made by Borrower hereunder or under any note will be made without setoff, counterclaim, or other defense, except as required by applicable law other than for Taxes (as defined below). All such payments will be made free and clear of, and without deduction or withholding for, any present or future taxes, levies, imposts, duties, fees, assessments or other charges of whatever nature now or hereafter imposed by any jurisdiction (other than the United States) or by any political subdivision or taxing authority thereof or therein (other than of the United States) with respect to such payments (but excluding, any tax imposed by any jurisdiction or by any political subdivision or taxing authority thereof or therein (i) measured by or based on the net income or net profits of Lender, or (ii) to the extent that such tax results from a change in the circumstances of Lender, including a change in the residence, place of organization, or principal place of business of Lender, or a change in the branch or lending office of Lender participating in the transactions set forth herein) and all interest, penalties or similar liabilities with respect thereto (all such non-excluded taxes, levies, imposts, duties, fees, assessments or other charges being referred to collectively as "Taxes"). If any Taxes are so levied or imposed, Borrower agrees to pay the full amount of such Taxes, and such additional amounts as may be necessary so that every payment of all amounts due under this Agreement or under any note, including any amount paid pursuant to this Section 16.5 after withholding or deduction for or on account of any Taxes, will not be less than the amount provided for herein; provided, however, that Borrower shall not be required to increase any such amounts payable to Lender if the increase in such amount payable results from Lender's own willful misconduct or gross negligence. Borrower will furnish to Lender as promptly as possible after the date the payment of any Taxes is due pursuant to applicable law certified copies of tax receipts evidencing such payment by Borrower.

      16.6 AMENDMENTS IN WRITING. This Agreement only can be amended by a writing signed by Lender and Borrower.

      16.7 COUNTERPARTS; TELEFACSIMILE EXECUTION. This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Agreement. Delivery of an executed counterpart of this Agreement by telefacsimile shall be equally as effective as delivery of an original executed counterpart of this Agreement. Any party delivering an executed counterpart of this Agreement by telefacsimile also shall deliver an original executed counterpart of this Agreement but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Agreement. The foregoing shall apply to each other Loan Document mutatis mutandis.

      16.8 REVIVAL AND REINSTATEMENT OF OBLIGATIONS. If the incurrence or payment of the Obligations by Borrower or any Guarantor or the transfer to Lender of any property should for any reason subsequently be declared to be void or voidable under any state or federal law relating to creditors' rights, including provisions of the Bankruptcy Code relating to fraudulent conveyances, preferences, or other voidable or recoverable payments of money or transfers of property (collectively, a "Voidable Transfer"), and if Lender is required to repay or restore, in whole or in part, any such Voidable Transfer, or elects to do so upon the reasonable advice of its counsel, then, as to any such Voidable Transfer, or the amount thereof that Lender is required or elects to repay or restore, and as to all reasonable costs, expenses, and attorneys fees of Lender related thereto, the liability of Borrower or such Guarantor automatically shall be revived, reinstated, and restored and shall exist as though such Voidable Transfer had never been made.

      16.9 INTEGRATION. This Agreement, together with the other Loan Documents, reflects the entire understanding of the parties with respect to the transactions contemplated hereby and shall not be contradicted or qualified by any other agreement, oral or written, before the date hereof.

                           [Signature page to follow.]

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered as of the date first above written.


                                        EQUINOX BUSINESS CREDIT CORP.
                                        a New Jersey Corporation

                                        By: ______________________________

                                        Name:_____________________________

                                        Title:____________________________


                                        FOOTHILL CAPITAL CORPORATION,
                                        a California corporation

                                        By: ______________________________

                                        Name:_____________________________

                                        Title:____________________________

                                   EXHIBIT A-1

                                 Approved Forms

                               Factoring Documents

1.       Agreement to Sell and Purchase Accounts
2.       Guaranty
3.       Covenant of Validity Against Direct Collects and Deficiencies
4.       Validity Guaranty
5.       Transfer Agreement
6.       Pledge and Security Agreement
7.       Certified Corporate Resolutions
8.       Limited Power of Attorney
9.       Special Power of Attorney and Designation of Receiver
10.      Instruction Letter to Bank
11.      Authorization to sign Bills of Sale
12.      Affiliates Funding Letter


                          Asset-Based Lending Documents

1.       Financing Transaction Checklist
2.       Loan and Security Agreement
3.       Accountants Access Letter
4.       Warehouse Letter
5.       Processor Letter
6.       Payment Direction Letter
7.       Secretary's Certificate
8.       Secretary's Certificate for a Corporate Guarantor
9.       Guaranty (Individual)
10.      Guaranty (Corporate)
11.      Landlord's Waiver and Consent
12.      Questionnaire

                                   EXHIBIT B-1

                       Form of Borrowing Base Certificate

                                   EXHIBIT C-1

                         Form of Compliance Certificate

                                   EXHIBIT R-1

                               Required Procedures

                  The Required Procedures are set forth in the
                "Equinox Financial Corp. Loan Operations Manual"
                          in effect on the Closing Date

                                  SCHEDULE P-1

                                 Permitted Liens

                  Liens in favor of depositories and securities intermediaries under Accounts permitted under the Agreement which have been subordinated to Lender on terms satisfactory to Lender in its Permitted Discretion.

                                 SCHEDULE 2.6(a)

                              Cash Management Banks

                            First Union National Bank
                                1123 Third Avenue
                          Spring Lake, New Jersey 07762

                                  SCHEDULE 5.5

                      Locations of Inventory and Equipment

      1.    1011 Highway 71
            Spring Lake, New Jersey 07762

      2.    3507 East Frontage Road, Suite 115
            Tampa, Florida 33607

                                  SCHEDULE 5.7

                          Chief Executive Office; FEIN

      1.    Chief Executive Office:

            1011 Highway 71
            Spring Lake, New Jersey 07762

      2.    FEIN:

                                 SCHEDULE 5.8(b)

                           Capitalization of Borrower

      1.    Authorized Shares of Capital Stock:

            200 shares of common stock with no par value

      2.    Issued and Outstanding Shares:

            100 shares of common stock

      3.    Other Rights in Capital Stock:

            Up to 19% of the authorized common stock may be issued to Allen H. Vogel and/or other employees of Borrower.

                                  SCHEDULE 5.10

                             Litigation of Borrower

                                      None

                                  SCHEDULE 5.14

                              Environmental Matters

                                      None

                                  SCHEDULE 5.16

                              Intellectual Property

                                      None

                                  SCHEDULE 5.18

                             Demand Deposit Accounts

      1.    Payroll Account:

            First Union National Bank
            1123 Third Avenue
            Spring Lake, New Jersey  07762

            ABA No.:  031201467


      2.    Depository Account:

            First Union National Bank
            1123 Third Avenue
            Spring Lake, New Jersey  07762

            ABA No.:  031201467

                                  SCHEDULE 5.20

                             Permitted Indebtedness

      1. Subordinated Note in the original principal amount of $3,500,000.00 executed by Borrower payable to the order of Guarantor.

                 FIRST AMENDMENT TO LOAN AND SECURITY AGREEMENT
                 ----- --------- -- ---- --- -------- ---------

     THIS FIRST AMENDMENT TO LOAN AND SECURITY AGREEMENT (this "Amendment") is entered into as of March 1, 2002 by and between EQUINOX BUSINESS CREDIT CORP., a New Jersey corporation ("Borrower") and FOOTHILL CAPITAL CORPORATION, a California corporation ("Lender").

     1. RECITALS. Borrower and Lender have entered into that certain Loan and Security Agreement (hereinafter, together with all amendments, modifications and supplements thereto, collectively called the "Loan Agreement") dated December 19, 2001, pursuant to which Lender has made, and continues to make, revolving credit loans to Borrower. Borrower has requested that Lender modify the Tangible Net Worth covenant, and Lender has agreed to such modification, pursuant to the terms of this Amendment.

     2. DEFINITIONS. Capitalized terms not defined in this Amendment shall have the meanings set forth in the Loan Agreement.

     3. AMENDMENT. The Loan Agreement is hereby modified, by modifying Subsection 7.20(a)(ii), to read in full as follows:

          (ii) TANGIBLE NET WORTH. Tangible Net Worth plus the amount of all Subordinated Debt as of the end of each month, quarter, or year, as the case may be, in the amounts, during the periods, set forth below:

          12/19/01 through 04/30/02          $2,500,000.00
          05/01/02 through 05/31/02          $2,600,000.00
          06/01/02 through 06/30/02          $2,700,000.00
          07/01/02 through 07/31/02          $2,850,000.00
          08/01/02 and thereafter            $3,000,000.00.

     4. NO OTHER MODIFICATIONS; RENEWAL AND EXTENSION. Except as set forth herein, the Loan Agreement and the other Loan Documents have not been amended, modified, waived or released, are agreed to be valid and enforceable and in full force and effect. All Lender's Liens securing the Obligations are hereby carried forward, renewed and extended to secure the Obligations.

     5. CHOICE OF LAW AND VENUE; JURY TRIAL WAIVER. THE VALIDITY OF THIS AMENDMENT AND THE OTHER LOAN DOCUMENTS (UNLESS EXPRESSLY PROVIDED TO THE CONTRARY IN ANOTHER LOAN DOCUMENT IN RESPECT OF SUCH OTHER LOAN DOCUMENT), THE CONSTRUCTION, INTERPRETATION, AND ENFORCEMENT HEREOF AND THEREOF, AND THE RIGHTS OF THE PARTIES HERETO AND THERETO WITH RESPECT TO ALL MATTERS ARISING HEREUNDER OR THEREUNDER OR RELATED HERETO OR THERETO SHALL BE

DETERMINED UNDER, GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA.

     (b) THE PARTIES AGREE THAT ALL ACTIONS OR PROCEEDINGS ARISING IN CONNECTION WITH THIS AMENDMENT AND THE OTHER LOAN DOCUMENTS SHALL BE TRIED AND LITIGATED ONLY IN THE STATE AND FEDERAL COURTS LOCATED IN THE COUNTY OF LOS ANGELES, STATE OF CALIFORNIA, PROVIDED, HOWEVER, THAT ANY SUIT SEEKING ENFORCEMENT AGAINST ANY COLLATERAL OR OTHER PROPERTY MAY BE BROUGHT, AT LENDER'S OPTION, IN THE COURTS OF ANY JURISDICTION WHERE LENDER ELECTS TO BRING SUCH ACTION OR WHERE SUCH COLLATERAL OR OTHER PROPERTY MAY BE FOUND. BORROWER AND LENDER WAIVE, TO THE EXTENT PERMITTED UNDER APPLICABLE LAW, ANY RIGHT EACH MAY HAVE TO ASSERT THE DOCTRINE OF FORUM NON CONVENIENS OR TO OBJECT TO VENUE TO THE EXTENT ANY PROCEEDING IS BROUGHT IN ACCORDANCE WITH THIS SECTION 5.

     (c) BORROWER AND LENDER HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF ANY OF THE LOAN DOCUMENTS OR ANY OF THE TRANSACTIONS CONTEMPLATED THEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS. BORROWER AND LENDER REPRESENT THAT EACH HAS REVIEWED THIS WAIVER AND EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. IN THE EVENT OF LITIGATION, A COPY OF THIS AMENDMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

     6. EFFECTIVENESS. This Amendment shall be binding and deemed effective when executed by Borrower and Lender.

     7. SECTION HEADINGS. Headings and numbers have been set forth herein for convenience only. Unless the contrary is compelled by the context, everything contained in each Section applies equally to this entire Amendment.

     8. INTERPRETATION. Neither this Amendment nor any uncertainty or ambiguity herein shall be construed against Lender or Borrower, whether under any rule of construction or otherwise. On the contrary, this Amendment has been reviewed by all parties and shall be construed and interpreted according to the ordinary meaning of the words used so as to accomplish fairly the purposes and intentions of all parties hereto.

     9. SEVERABILITY OF PROVISIONS. Each provision of this Amendment shall be severable from every other provision of this Amendment for the purpose of determining the legal enforceability of any specific provision.

     10. AMENDMENTS IN WRITING. This Amendment only can be amended by a writing signed by Lender and Borrower.

     11. COUNTERPARTS; TELEFACSIMILE EXECUTION. This Amendment may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Agreement. Delivery of an executed counterpart of this Amendment by telefacsimile shall be equally as effective as delivery of an original executed counterpart of this Amendment. Any party delivering an executed counterpart of this Amendment by telefacsimile also shall deliver an original executed counterpart of this Amendment but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Amendment.

     12. INTEGRATION. This Amendment, together with the other Loan Documents, reflects the entire understanding of the parties with respect to the transactions contemplated hereby and shall not be contradicted or qualified by any other agreement, oral or written, before the date hereof.

     EXECUTED as of the date set forth above.

                                                  EQUINOX BUSINESS CREDIT CORP.


                                                  By:__________________________
                                                  Name:________________________
                                                  Title:_______________________


                                                  FOOTHILL CAPITAL CORPORATION


                                                  By:__________________________
                                                  Name:________________________
                                                  Title:_______________________